                                                                   EXHIBIT 10.29

                           PURCHASE AND SALE AGREEMENT

                                  BY AND AMONG

                         MPT OPERATING PARTNERSHIP, L.P.
                                  ("MPT"), AND

                       MPT OF BUCKS COUNTY HOSPITAL, L.P.
                                ("MPT HOSPITAL");

                                       AND

                    BUCKS COUNTY ONCOPLASTIC INSTITUTE, LLC,
                                 (THE "SELLER"),

                   JEROME S. TANNENBAUM, M.D., ("TANNENBAUM")

                                       AND

                        M. STEPHEN HARRISON ("HARRISON")
                      (COLLECTIVELY, THE "PRINCIPALS"), AND

                          DSI FACILITY DEVELOPMENT LLC,
                      A DELAWARE LIMITED LIABILITY COMPANY
                                  ("DEVELOPER")

                            DATED AS OF MARCH 3, 2005
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                                TABLE OF CONTENTS

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ARTICLE I DEFINED TERMS .................................................     1

Section 1.1   Certain Defined Terms .....................................     1

ARTICLE II ASSIGNMENT OF REAL ESTATE SALES CONTRACT .....................     9

Section 2.1   Assignment ................................................     9
Section 2.2   Consideration .............................................    10
Section 2.3   No Assumption of Liabilities ..............................    10
Section 2.4   Special Purpose Tenant ....................................    10
Section 2.5   Alternative Structure .....................................    10

ARTICLE III REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE SELLER .....    11

Section 3.1   Organization ..............................................    11
Section 3.2   Authorization; Enforcement, Absence of Conflicts ..........    11
Section 3.3   Absence of Conflicts ......................................    12
Section 3.4   Consents and Approvals ....................................    12
Section 3.5   Financial Statements ......................................    12
Section 3.6   No Undisclosed Liabilities ................................    12
Section 3.7   No Default under the Real Estate Sales Contract ...........    12
Section 3.8   Absence of Changes ........................................    12
Section 3.9   Physicians ................................................    13
Section 3.10  Taxes .....................................................    13
Section 3.11  Real Property .............................................    13
Section 3.12  Compliance with Environmental Laws ........................    15
Section 3.13  Litigation ................................................    15
Section 3.14  Contracts, Obligations and Commitments ....................    16
Section 3.15  Licenses ..................................................    16
Section 3.16  Accreditation; Medicare and Medicaid;
              Third Party Payors ........................................    16
Section 3.17  Healthcare Regulatory Matters .............................    16
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
Section 3.18  Hill-Burton Obligations ...................................    17
Section 3.19  Medical Staff Matters .....................................    17
Section 3.20  Compliance with Law .......................................    18
Section 3.21  Intangible Property .......................................    18
Section 3.22  Records ...................................................    18
Section 3.23  Subsidiaries ..............................................    18
Section 3.24  Brokers ...................................................    18
Section 3.25  Representations Complete ..................................    18

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE DEVELOPER ..............    19

Section 4.1   Organization ..............................................    19
Section 4.2   Authorization; Enforcement, Absence of Conflicts ..........    19
Section 4.3   Binding Agreement .........................................    20
Section 4.4   Financial Statements ......................................    20
Section 4.5   No Undisclosed Liabilities ................................    20
Section 4.6   Possession of Permits .....................................    20
Section 4.7   Trade Relations ...........................................    20
Section 4.8   Compliance with Law .......................................    20
Section 4.9   Litigation ................................................    21
Section 4.10  Records ...................................................    21
Section 4.11  Brokers ...................................................    21
Section 4.12  Representations Complete ..................................    21

ARTICLE V REPRESENTATIONS AND WARRANTIES OF MPT AND THE COMPANIES........    21

Section 5.1   Organization ..............................................    21
Section 5.2   Authorization; Enforcement, Absence of Conflicts ..........    21
Section 5.3   Absence of Conflicts ......................................    22
Section 5.4   Binding Agreement .........................................    22
Section 5.5   Litigation ................................................    22
Section 5.6   Possession of Permits .....................................    23
Section 5.7   Compliance with Law .......................................    23
Section 5.8   Brokers ...................................................    23
Section 5.9   Representations Complete ..................................    23
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
ARTICLE VI PRE-CLOSING COVENANTS ........................................    23

Section 6.1   No Shop ...................................................    23
Section 6.2   Access ....................................................    24
Section 6.3   Confidentiality ...........................................    24
Section 6.4   Real Estate Sales Contract ................................    25
Section 6.5   Regulatory and other Authorizations,
              Notices and Consents ......................................    25
Section 6.6   Mutual Covenants ..........................................    25
Section 6.7   Schedule Updates. From the date hereof until the Closing
              Date, MPT and the Company, ................................    25
Section 6.8   Conduct of Business by the Seller Pending the Closing .....    26
Section 6.9   Public Announcements ......................................    26
Section 6.10  Advances ..................................................    26
SECTION 6.11  Guarantee .................................................    27

ARTICLE VII CLOSING CONDITIONS ..........................................    28

Section 7.1   Conditions to the Obligations of the Seller ...............    28
Section 7.2   Conditions to the Obligations of MPT and the Company ......    29

ARTICLE VIII CLOSING ....................................................    30

Section 8.1   Closing Date ..............................................    30
Section 8.2   The Seller's Closing Date Deliverables ....................    30
Section 8.3   Closing Date Deliverables of the Developer ................    32
Section 8.4   Closing Date Deliverables of MPT and/or the Company .......    33
Section 8.5   Commitment Fee ............................................    33

ARTICLE IX TERMINATION ..................................................    34

Section 9.1   Termination Prior to Closing ..............................    34
Section 9.2   Notice of Termination Prior to Closing ....................    34

ARTICLE X POST CLOSING COVENANTS ........................................    34

Section 10.1  JCAHO Compliance ..........................................    34
Section 10.2  HIPAA Compliance ..........................................    34
Section 10.3  Necessary Permits .........................................    34
Section 10.4  Participation in Government Programs ......................    34
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
Section 10.5  Compliance with Whole Hospital Exception ..................    34
Section 10.6  Post-Closing Access to Information ........................    35

ARTICLE XI INDEMNIFICATION ..............................................    35

Section 11.1  Indemnification of MPT and Company ........................    35
Section 11.2  MPT's Agreement to Indemnify ..............................    35
Section 11.3  Notification and Defense of Claims ........................    36
Section 11.4  Exclusive Remedy ..........................................    37
Section 11.5  Limitations on Claims .....................................    37
Section 11.6  Insured Losses ............................................    37

ARTICLE XII DISPUTE RESOLUTION ..........................................    38

Section 12.1  Governing Law, Jurisdiction and Venue .....................    38

ARTICLE XIII MISCELLANEOUS ..............................................    38

Section 13.1  Assignment ................................................    38
Section 13.2  Notice ....................................................    38
Section 13.3  Syndication ...............................................    39
Section 13.4  Securities Offering and Filings ...........................    39
Section 13.5  Expenses ..................................................    40
Section 13.6  Captions ..................................................    40
Section 13.7  Interpretation ............................................    40
Section 13.8  Entire Agreement; Modification ............................    41
Section 13.9  Schedules and Exhibits ....................................    41
Section 13.10 Severability ..............................................    41
Section 13.11 Construction ..............................................    41
Section 13.12 Further Assurances ........................................    41
Section 13.13 Counterparts ..............................................    41
Section 13.14 Binding Effect ............................................    41
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                                       iv

                          PURCHASE AND SALE AGREEMENT

THIS PURCHASE AND SALE AGREEMENT (this "Agreement") is made and entered into as of March 3, 2005, by and among MPT OPERATING PARTNERSHIP, L.P. ("MPT") and
MPT OF BUCKS COUNTY HOSPITAL, L.P. ("MPT Hospital"), each a Delaware limited partnership; and BUCKS COUNTY ONCOLPLASTIC INSTITUTE, LLC, a Delaware limited liability company (the "Seller"), JEROME S. TANNENBAUM, M.D. ("Tannenbaum"), and
M. STEPHEN HARRISON ("Harrison"), each a resident of the State of Tennessee (each a "Principal" and, collectively, the "Principals"), and DSI FACILITY DEVELOPMENT LLC, a Delaware limited liability company (the "Developer").

                                   WITNESSETH:

WHEREAS, the Seller plans to enter into an Agreement of Sale (the "Real Estate Sales Contract") with Glenview Land Holdings, L.P. ("Glenview"), relating to the purchase and sale of the Hospital Real Property (as hereinafter defined) and the MOB Real Property (as hereinafter defined) (collectively the "Real Property");

WHEREAS, MPT has caused MPT Hospital to be formed for the purpose of acquiring the Real Property and developing, constructing and leasing the same and the Improvements (as hereinafter defined) to the Seller;

WHEREAS, the Seller desires to assign the right to acquire the Real Property pursuant to the Real Estate Sales Contract to MPT Hospital and MPT Hospital desires to accept said assignment and assume the Seller's obligations with respect thereto;

WHEREAS, MPT Hospital desires to engage the Developer to develop the Real Property and construct the Improvements thereon pursuant to the terms of the Development Agreement;

WHEREAS, the Seller desires to lease from MPT Hospital the Real Property and all Improvements now or hereafter located thereon (the "Lease"); and

WHEREAS, the parties desire to provide for the advancement of certain funds by MPT or its Affiliates to Seller pending the Closing (as herein defined) upon the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the promises and mutual agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

                                   ARTICLE I
                                  DEFINED TERMS

SECTION 1.1 CERTAIN DEFINED TERMS. Capitalized terms used herein shall have the respective meanings ascribed to them in this Section 1.1.

"Affiliate" shall have the meaning set forth in Section 13.7(i).


                                      A-1
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"Agreement" means this Agreement, and all Exhibits and Schedules hereto.

"Assets" shall have the meaning set forth in Section 2.1.

"Balance Sheet Date" shall have the meaning set forth in Section 3.5 hereof.

"Business" means the Seller's lease and operation of the Hospital and the MOB and the engagement in and pursuit and conduct of any business ventures or activities reasonably related thereto.

"Business Day" means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in New York, New York are authorized or required by law, regulation or executive order to close.

"Claim" shall have the meaning set forth in Section 3.3 hereof.

"Closing" shall have the meaning set forth in Section 8.1 hereof.

"Closing Date" shall have the meaning set forth in Section 8.1 hereof.

"Code" means the United States Internal Revenue Code of 1986, as amended through the date hereof, and all regulations thereunder. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of future law.

"Commitment Amount" means the approximate amount of Thirty Eight Million and No/100 Dollars ($38,000,000); provided however, the total Commitment Amount shall not exceed the lesser of (i) the appraised value of the Real Property and the Improvements, (ii) the replacement cost of the Hospital and the MOB, or
(iii) an amount that gives an EBITDAR coverage based on the Base Rent (as defined in the Lease) of at least two hundred percent (200%).

"Commitment Fee" shall have the meaning set forth in Section 8.5 hereof, as amended.

"Commitment Letter" means that certain Commitment Letter dated October 21, 2004, by and among Medical Properties Trust, Inc., MPT and the Seller, as amended.

"Company" means MPT Hospital.

"Company Instruments" shall have the meaning set forth in Section 5.2 hereof.

"Confidentiality Agreement" means that certain Confidentiality Agreement dated August 8, 2004, by and among the Seller, MPT, Medical Properties Trust, Inc. and the Developer.

"Contracts" shall have the meaning set forth in Section 3.14 hereof.

"Conveyance Documents" shall have the meaning set forth in Section 2.5 hereof.

"Damages" means demands, claims, actions, losses, damages, liabilities, penalties, Taxes, costs and expenses (including, without limitation, attorneys' and accountants' fees, settlement costs,


                                        2
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arbitration costs and any other reasonable expenses for investigating or defending any Claim or threatened Claim).

"Developer" means DSI Facility Development LLC, a Delaware limited liability company.

"Developer Balance Sheet Date" shall have the meaning set forth in Section 4.4 hereof.

"Development Agreement" means the Development Agreement between MPT Hospital and Developer.

"Effective Date" shall mean the date upon which all of the parties hereto have executed this Agreement.

"EBITDAR" means earnings before the deduction of interest, taxes, depreciation, amortization and rent, as determined in accordance with GAAP, or the meaning as set forth in the Lease.

"Environmental Claim" means any claim, action, cause of action, investigation or notice (written or oral) by any Person alleging actual or potential liability for investigatory, cleanup or governmental response costs, or natural resources or property damages, or personal injuries, attorney's fees or penalties relating to (i) the presence, or release into the environment, of any Hazardous Materials at any location owned or operated by the Seller or any Affiliate of the Seller, now or in the past, or (ii) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.

"Environmental Law" means each federal, state, local and foreign law and regulation relating to pollution, protection or preservation of human health or the environment including ambient air, surface water, ground water, land surface or subsurface strata, and natural resources, and including each law and regulation relating to emissions, discharges, releases or threatened releases of Hazardous Materials, or otherwise relating to the manufacturing, processing, distribution, use, treatment, generation, storage, containment (whether above ground or underground), disposal, transport or handling of Hazardous Materials, or the preservation of the environment or mitigation of adverse effects thereon and each law and regulation with regard to record keeping, notification, disclosure and reporting requirements respecting Hazardous Materials, including, without limitation, the Resource Conservation and Recovery Act of 1976, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, the Hazardous Materials Transportation Act, the Federal Water Pollution Control Act, the Clean Air Act, the Clean Water Act, the Toxic Substances Control Act, the Safe Drinking Water Act, in each case as amended from time to time and all similar federal, state and local environmental statutes, ordinances and the regulations, orders, or decrees now or hereafter promulgated thereunder.

"Excluded Liabilities" shall have the meaning set forth I Section 2.3 hereof.

"GAAP" means United States generally accepted accounting principles.

"Glenview" shall have the meaning set forth in the recitals to this Agreement.


                                        3
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"Governing Documents" means, with respect to any Person, such Person's charter, articles or certificate of incorporation, bylaws, limited partnership agreement, limited liability company agreement, stockholders' agreement or other documents or instruments which establish the rules, procedures and rights with respect to such Person' governance, in each case as amended, restated, supplemented and/or modified and in effect as of the relevant date.

"Governmental Entity" means any national, federal, regional, state, provincial, municipal, foreign or multinational court or other governmental or regulatory authority, administrative body or government, department, board, body, tribunal, instrumentality or commission of competent jurisdiction.

"Government Programs" shall have the meaning set forth in Section 3.16 hereof.

"Harrison" shall mean M.Stephen Harrison, a resident of the State of Tennessee.

"Hazardous Materials" means any substance deemed hazardous under any Environmental Law, including, without limitation, asbestos or any substance containing asbestos, the group of organic compounds known as polychlorinated biphenyls, flammable explosives, radioactive materials, infectious wastes, biomedical and medical wastes, chemicals known to cause cancer or reproductive toxicity, lead and lead-based paints, radon, pollutants, effluents, contaminants, emissions or related materials and any items included in the definition of hazardous or toxic wastes, materials or substances under any Environmental Law.

"Healthcare Fraud Laws" shall have the meaning set forth in Section 3.17(a) hereof.

"HIPAA" shall have the meaning set forth in Section 10.2 hereof.

"Hospital" means the hospital facility and related Hospital Improvements to be constructed on the Hospital Real Property pursuant to the Development Agreement.

"Hospital Bill of Sale" shall have the meaning set forth in Section 8.2(a) hereof.

"Hospital Development Costs" means any amount or cost required to be invested, contributed, expended, and/or incurred by MPT Hospital, its general and/or limited partners and all of their Affiliates from time to time, including costs overruns, in connection with, as applicable, the acquisition, development, construction and lease of the Hospital Real Property, the Hospital Improvements and the Hospital, whether pursuant to the Hospital Development Agreement or otherwise in connection with the transactions contemplated by this Agreement.

"Hospital Improvements" means all buildings, improvements, structures and fixtures, including, without limitation, landscaping, parking lots and structures, roads, drainage and all above ground and underground utility structures, equipment systems and other so-called "infrastructure" improvements and all other improvements constructed for use or used in connection with the Hospital.

"Hospital Real Property" means those certain parcels of land more particularly described on Exhibit A attached hereto.


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"Improvements" means the Hospital Improvements and the MOB Improvements.

"Indebtedness" of any Person means, without duplication, (a) all liabilities and obligations, contingent or otherwise, of any such Person: (i) in respect of borrowed money (whether secured or unsecured), (ii) under conditional sale or other title retention agreements relating to property or services purchased and/or sold by such Person, (iii) evidenced by bonds, notes, debentures or similar instruments, (iv) for the payment of money relating to a capitalized lease obligation, (v) evidenced by a letter of credit or a reimbursement obligation of such Person with respect to any letter of credit, (vi) pursuant to any guarantee, or (vii) secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) a Lien on the assets or property of such Person, and (b) all liabilities and obligations of others of the kind described in the preceding clause (a) and otherwise that (i) such Person is responsible or liable for, directly or indirectly, as obligor, guarantor, surety or otherwise, or (ii) which are secured by a Lien on any of the assets or property of such Person.

"Indemnified Party" shall have the meaning set forth in Section 11.3(a) hereof.

"Indemnifying Party" shall have the meaning set forth in Section 11.3(a) hereof.

"Intangible Property" shall have the meaning set forth in Section 3.21 hereof.

"JCAHO" shall have the meaning set forth in Section 10.1 hereof.

"Knowledge" means, with respect to any Person, such Person's actual or deemed knowledge of a particular fact or matter if (i) any of such Person's officers or directors (or Persons possessing and/or exercising similar authority with respect to such Person) (a Person's "Knowledge Group") has actual knowledge of such fact or matter; or (ii) any of such Person's Knowledge Group would reasonably be expected to discover or otherwise become aware of such fact or matter after conducting a reasonably diligent inquiry.

"Law" means any federal, state or local statute, law, rule, regulation, ordinance, order, code, policy or rule of common law, now or hereafter in effect, and in each case as amended, and any judicial or administrative interpretation thereof by a Governmental Entity or otherwise, including, without limitation, any judicial or administrative order, consent, decree or judgment.

"Lease" shall mean set forth in the recital of this Agreement.

"Liability Threshold" shall have the meaning set forth in Section 11.5(a) hereof.

"Lien" means any mortgage, deed of trust, pledge, hypothecation, assignment, charge or deposit arrangement, lien (statutory or otherwise) or preference, security interest or other encumbrance of any kind or nature whatsoever.

"LOI Deposit" shall have the meaning set forth in Section 8.5 hereof.

"Loan Documents" shall have the meaning set forth in Section 2.5 hereof.


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"Material Adverse Effect" means any changes, event(s), occurrence(s) or effect(s), whether direct or indirect, that, both before and after giving effect to the transactions contemplated by this Agreement, could, individually or in the aggregate, reasonably be expected to have a material adverse effect on (i) the Seller's business, properties, results of operations, assets, revenue, income, condition (financial or otherwise) or ability to timely satisfy its obligations or liabilities (whether absolute or contingent) (ii) the Assets, or
(iii) the conduct of the Business or the Seller's ability to perform its obligations under, and/or consummate the transactions contemplated by, this Agreement within the time periods specified herein.

"Medicaid" shall have the meaning set forth in Section 3.16 hereof.

"Medicare" shall have the meaning set forth in Section 3.16 hereof.

"MOB" means the medical office building and related MOB Improvements to be constructed on the MOB Real Property pursuant to the MOB Development Agreement.

"MOB Bill of Sale" shall have the meaning set forth in Section 8.2(b) hereof.

"MOB Development Costs" means any amount or cost required to be invested, contributed, expended and/or incurred by MPT MOB and its general and/or limited partners and all of their Affiliates from time to time, including cost overruns, in connection with, as applicable, the acquisition, development, construction and lease of the MOB Property, the MOB Improvements and the MOB, whether pursuant to the Development Agreement or otherwise in connection with the transactions contemplated by this Agreement.

"MOB Improvements" means all buildings, improvements, structures and fixtures, including, without limitation, landscaping, parking lots and structures, roads, drainage and all above ground and underground utility structures, equipment systems and other so-called "infrastructure" improvements and all other improvements constructed for use or used in connection with the MOB.

"MOB Real Property" means those certain parcels of land more particularly described on Exhibit B.

"MPT" means MPT Operating Partnership, L.P., a Delaware limited partnership.

"MPT Damages" means all Damages which are subject to indemnification by the Seller and the Developer pursuant to Section 11.1 hereof.

"MPT Hospital" means MPT of Bucks County Hospital, L.P., a Delaware limited partnership.

"MPT Indemnified Parties" shall have the meaning set forth in Section 11.1 hereof.

"Mortgage Alternative" shall have the meaning set forth in Section 2.5 hereof.

"Non-Prevailing Party" means, with respect to any claim between any parties to this Agreement, such party determined as the non-prevailing party by a court with proper jurisdiction.


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"Obligation" shall have the meaning set forth in Section 6.10 hereof.

"Operational Date" means the date on which the construction of the Hospital is, in accordance with the terms of the Hospital Development Agreement, substantially complete.

"Ordinary Course of Business" means, with respect to any Person, any action that: (a) is consistent in nature, scope and magnitude with the past practices of such Person and is taken in the ordinary course of the normal, day-to-day operations of such Person; (b) does not require authorization by the board of directors, shareholders, limited partners or members of such Person (or by any Person or group of Persons exercising similar authority) and does not require any other special authorization of any nature; or (c) is similar in nature, scope and magnitude to actions customarily taken, without any special authorization, in the ordinary course of the normal, day-to-day operations of other Persons that are in the same line of business as such Person.

"Permits" shall have the meaning set forth in Section 3.15 hereof.

"Person" means an individual, a corporation, a limited liability company, a general or limited partnership, an unincorporated association, a joint venture, a Governmental Entity or another entity or group.

"Physicians" shall have the meaning set forth in Section 3.9 hereof.

"Preliminary Advances" shall have the meaning set forth in Section 6.10 hereof.

"Preliminary Fee" shall have the meaning set forth in Section 8.5 hereof.

"Principals" shall mean, collectively, Harrison and Tannenbaum.

"Purchaser" shall mean, collectively, the Company.

"Real Property" means and includes all of the Hospital Real Property described on Exhibit A and all of the MOB Real Property described on Exhibit B upon which the Hospital and the MOB, respectively, will be constructed.

"Review Period" shall have the meaning set forth in Section 6.2 hereof.

"Search Reports" means reports of searches made of the uniform commercial code records of the county in which the Real Property is located, and of the office of the secretary of state of the state in which the Real Property is located and in the state in which the principal office of the Seller is located.

"Seller" means Bucks County Oncoplastic Institute, LLC, a Delaware limited liability company.

"Seller Damages" means all Damages which are subject to indemnification by MPT pursuant to Section 11.2 hereof.

"Seller Indemnified Parties" shall have the meaning set forth in Section 11.2 hereof.


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
"Seller Instruments" shall have the meaning set forth in Section 3.2 hereof.

"Seller Party" and "Seller Parties" shall have the meaning set forth in Section
3.16 hereof.

"Service Provider" means any Person who has rendered or is rendering services to or on behalf of any of the Seller Parties.

"Special Purpose Entity" means an entity which (i) exists solely for the purpose of owning and/or leasing all or any portion of the Real Property and conducting the operation of the Business, (ii) conducts business only in its own name,
(iii) does not engage in any business other than the ownership and/or leasing all or any portion of the Real Property and the operation of the Business, (iv) does not hold, directly or indirectly, any ownership interest (legal or equitable) in any entity or any real or personal property other than the interest which it owns in the Real Property and the other assets incident to the operation of the Business, (v) does not have any debt other than as permitted by the Lease or arising in the ordinary course of the Business and does not guarantee or otherwise obligate itself with respect to the debts of any other Person, (vi) has its own separate books, records, accounts, financial statements and tax returns (with no commingling of funds or assets) and (vii) holds itself out as being a company separate and apart from any other entity, (viii) maintains all corporate formalities independent of any other entity.

"Subsidiary" means, with respect to any Person, any Person of which fifty percent (50%) or more of the total voting power of the voting securities is owned or controlled (as defined in the definition of "Affiliate" above), directly or indirectly, by such Person.

"Tannenbaum" means Jerome S. Tannenbaum, M.D., a resident of the State of Tennessee.

"Taxes" means any and all taxes, charges, fees, levies or other assessments, including, without limitation, any and all income, gross receipts, excise, real and personal property (including leaseholds and interests in leaseholds), sales, use, occupation, transfer, license, ad valorem, gains, profits, gift, minimum estimated, alternative minimum, social security, unemployment, disability, premium, recapture, credit, payroll, withholding, severance, stamp, capital stock, value added leasing, franchise and other taxes or similar charges of any kind including any interest and penalties on or additions thereto or attributable to any failure to comply with any requirement regarding any Tax Return (as hereinafter defined).

"Tax Return" means any return, declaration, filing, report, claim for refund or information return or other statement relating to Taxes (whether filed with or submitted to, or required to be filed with or submitted to, any Governmental Entity), including any schedule or attachment thereto, and including any amendment or extension thereof.

"Tax Structure" shall have the meaning set forth in Section 6.3 hereof.

"Tax Treatment" shall have the meaning set forth in Section 6.3 hereof.

"Tenant" means the lessees or tenants under the Tenant Leases, if any.

"Tenant Leases" shall have the meaning set forth in Section 3.11(b) hereof.

"Third Party Claim" shall have the meaning set forth in Section 11.3 hereof.

"Total Development Costs" means the aggregate amount invested, contributed, expended and/or incurred in connection with the acquisition, development, construction and lease, as applicable, of the Real Property, the Hospital and the MOB.

                                   ARTICLE II
                    ASSIGNMENT OF REAL ESTATE SALES CONTRACT

SECTION 2.1 ASSIGNMENT. Based upon the representations and warranties of the Seller and the Developer as set forth herein, and upon the terms and conditions set forth in this Agreement, on the Closing Date (or, in the case of the assignments of the Real Estate Sales Contract described in Sections 2.1(a) and 2.1(b) below, as soon as practicable following the date hereof, the Seller shall sell, assign and transfer certain assets of the Seller as provided in this
Section 2.1 (the "Assets"):

(a) The Seller shall sell, assign and transfer to MPT Hospital and MPT Hospital shall purchase from the Seller, all of the Seller's right, title and interest in and to the Real Estate Sales Contract as it relates to the Hospital Real Property, and, in addition, the following assets:

     (i) all of the Seller's right, title and interest in and to site plans, surveys, soil and substrata studies, architectural drawings, plans and specifications, inspection reports, engineering and environmental plans and studies, title reports, floor plans, landscape plans and other plans relating to the Hospital Real Property or the Hospital Improvements, all warranties and guarantees covering the Hospital Real Property or the Hospital Improvements, and all existing permits, approvals, licenses, contracts and applications which pertain to or affect the Hospital Real Property or the Hospital Improvements (other than any operating permits);

     (ii) all of the Seller's right, title and interest in and to all causes of action, claims and rights in litigation (or which could result in litigation against any party) pertaining or relating to the Hospital Real Property or the Hospital Improvements (including, without limitation, any causes of action, claims or rights in litigation or other rights related to or arising under the Real Estate Sales Contract of any other contract respecting the Hospital Real Property or the Hospital Improvements); and

     (iii) those assets listed and described on Exhibit C hereto.

(b) The Seller shall sell, assign and transfer to MPT MOB and MPT MOB shall purchase from the Seller, all of the Seller's right, title and interest in and to the Real Estate Sales Contract as it relates to the MOB Real Property, and, in addition, the following assets:

     (i) all of the Seller's right, title and interest in and to site plans, surveys, soil and substrata studies, architectural drawings, plans and specifications, inspection reports, engineering and environmental plans and studies, title reports, floor plans, landscape plans and other plans relating to the MOB Real Property or the MOB Improvements, all warranties and guarantees covering the MOB Real Property or the MOB Improvements, and all existing permits, approvals, licenses, contracts and applications which pertain to or affect the MOB Real Property or the MOB Improvements (other than any operating permits);

     (ii) all of the Seller's right, title and interest in and to all causes of action, claims and rights in litigation (or which could result in litigation against any party) pertaining or relating to the MOB Real Property or the MOB Improvements (including, without limitation, any causes of action, claims or rights in litigation or other rights related to or arising under the Real Estate Sales Contract or any other contract respecting the MOB Real Property or the MOB Improvements); and

     (iii) those assets listed and described on Exhibit D hereto.

SECTION 2.2 CONSIDERATION. In consideration for the transfer of the Assets, the Company shall assume and agree to perform in accordance with its terms, all of the Seller's obligations under the Real Estate Sales Contract.

SECTION 2.3 NO ASSUMPTION OF LIABILITIES. Notwithstanding anything in this Agreement to the contrary, except for the obligations under the Real Estate Sales Contract, as specifically set forth in Schedule 2.3 attached hereto, MPT and the Company shall not assume or agree to pay, satisfy, discharge or perform, and shall not be deemed by virtue of the execution and delivery of this Agreement or any other document delivered at the Closing pursuant to this Agreement, or as a result of the consummation of the transactions contemplated by this Agreement or such other document, to have assumed, or to have agreed to pay, satisfy, discharge or perform, and shall not be liable for, any liability, obligation, contract or Indebtedness of any Seller Party or any other Person, whether primary or secondary, direct or indirect, including, without limitation, any liability or obligation relating to the ownership, use or operation of the Assets prior to Closing, any liability or obligation arising out of or related to any breach, default, tort or similar act committed by any Seller Party (including, without limitation, any breach, default or violation of the Real Estate Sales Contract by any Seller Party)or for any failure of any Seller Party to perform any covenant or obligation for or during any period prior to Closing (collectively, the "Excluded Liabilities").

SECTION 2.4 SPECIAL PURPOSE ENTITIES. The Seller is a Special Purpose Entity with the meaning described in Section 1.1 of this Agreement.

SECTION 2.5 ALTERNATIVE STRUCTURE. The parties acknowledge and agree that, at MPT's option, in lieu of a lease arrangement from Closing and throughout the construction phase of the transaction, the transaction contemplated hereby shall be structured as a construction loan and mortgage, with Seller owning the Real Property during such construction phase and MPT and the Company acting as mortgage lender during such construction phase. If MPT exercises such option, then all loan agreements, mortgages, security agreements and other documentations (the "Loan Documents") shall be structured in a manner to provide MPT and the Company with the same protection as if the transaction was structured in a lease arrangement during the construction phase (the foregoing alternative structure being referred to herein as the "Mortgage Alternative"). In the event that MPT elects to exercise the Mortgage Alternative option, it shall notify Seller no later than thirty (30) days prior to the Closing Date and, in such event, the parties shall execute at Closing the Loan Documents along with these and other conveyance documents

(the "Conveyance Documents") which Conveyance Documents shall be placed in escrow and shall provide for the conveyance of the constructive Real Property from Seller to the Company in exchange for a purchase price equal to the principal amount of any outstanding indebtedness evidenced by the Loan Documents. The Loan Documents and Conveyance Documents shall be in form and substance mutually acceptable to the parties.

                                   ARTICLE III
                    REPRESENTATIONS, WARRANTIES AND COVENANTS
                                  OF THE SELLER

With the understanding that MPT and the Company shall rely hereon, and as a material inducement to MPT and the Company to enter into this Agreement and the Development Agreement, the Seller hereby represents, warrants and covenants to MPT and the Company as of the date hereof and as of the Closing Date as follows:

SECTION 3.1 ORGANIZATION. The Seller is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and the Seller is duly registered as a foreign company in good standing under the laws of (i) the Commonwealth of Pennsylvania; and (ii) each jurisdiction in which the nature of the business conducted, or the assets owned, operated and/or leased, by the Seller requires or makes such qualification necessary. Schedule 3.1 attached hereto sets forth the ownership of the Seller and, except as set forth therein, no other Person has, and the Seller has not offered to any Person, any equity interest in the Seller or any option, warrant or other right to acquire the same.

SECTION 3.2 AUTHORIZATION; ENFORCEMENT, ABSENCE OF CONFLICTS. The Seller has the requisite corporate power and authority to conduct its business as it is now being conducted and as proposed to be conducted and to execute, deliver and carry out the terms of this Agreement, all documents and agreements necessary to give effect to the provisions of this Agreement, including the Lease, and to consummate the transactions contemplated hereby and thereby. All corporate actions required to be taken by the Seller to authorize the execution, delivery and performance of this Agreement, the Lease, as well as all documents, agreements and instruments executed by the Seller which are necessary to give effect thereto (collectively, the "Seller Instruments") and all transactions contemplated hereby and thereby, have been duly and properly taken or obtained in accordance and in compliance with the Seller's Governing Documents. No other action on the part of the Seller or the Seller's directors or equity owners is necessary to authorize the execution, delivery and performance of this Agreement, the Lease, the Seller Instruments and all transactions contemplated hereby and thereby. This Agreement, the Seller Instruments and all agreements to which the Seller will become a party hereunder, including the Lease, are and will constitute the valid and legally binding obligations of the Seller, and are and will be enforceable against the Seller in accordance with the respective terms hereof or thereof, except as enforceability may be restricted, limited or delayed by applicable bankruptcy, insolvency or other similar laws affecting creditors' rights generally and except as enforceability may be subject to and limited by general principles of equity (regardless of whether considered in a proceeding in equity or at law) and by agreement of the parties as set forth herein.

SECTION 3.3 ABSENCE OF CONFLICTS. The Seller's execution, delivery and performance of this Agreement, the Lease and the Seller Instruments, and the consummation of the transactions contemplated hereby and thereby (including, without limitation, the assignment of the Real Estate Sales Contract) will not, with or without the giving of notice and/or the passage of time: (i) violate or conflict with any provision of the Seller's Governing Documents; (ii) violate or conflict with any provision of any Law to which the Seller or any of its equity owners is subject; (iii) violate or conflict with any judgment, order, writ or decree of any court applicable to the Seller; (iv) result in or cause the creation of a Lien on the Real Property or any of the Assets; or (v) except as disclosed on Schedule 3.3, result in the breach or termination of any provision of, or create rights of acceleration or constitute a default under, the terms of any indenture, mortgage, deed of trust, contract, agreement or other instrument to which the Seller is a party or by which the Seller or any of the Assets is bound.

SECTION 3.4 CONSENTS AND APPROVALS. Except as set forth on Schedule 3.4 attached hereto, no license, permit, qualification, order, consent, authorization, approval or waiver of, or registration, declaration or filing with, or notification to, any Governmental Entity or other Person is required to be made or obtained by or with respect to the Seller in connection with the execution, delivery and performance of this Agreement, the Lease or the Seller Instruments, or the consummation of the transactions contemplated hereby or thereby (including, without limitation, the assignment of the Real Estate Sales Contract).

SECTION 3.5 FINANCIAL STATEMENTS. The Seller has previously disclosed to MPT the financial condition of the Seller as of March 3, 2005 (the "Balance Sheet Date"), it being understood that Seller is a newly-formed entity with no financial or operating history.

SECTION 3.6 NO UNDISCLOSED LIABILITIES. Except as set forth on Schedule 3.6 attached hereto, the Seller has no liabilities or obligations, whether absolute, accrued, contingent or otherwise, including any potential future liability arising out of acts or omissions which have already occurred, which are not fully and accurately reflected or reserved against in the Balance Sheet except for liabilities or obligations that may have arisen in the Ordinary Course of Business since the Balance Sheet Date (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement or violation of law), and no Seller Party has any Knowledge of any fact, condition or circumstance which could form the basis of any Claim in respect of any such liability or obligation.

SECTION 3.7 NO DEFAULT UNDER THE REAL ESTATE SALES CONTRACT. The Seller will provide a true and correct copy of the Real Estate Sales Contract to MPT. The Real Estate Sales Contract, when executed, will be the valid and legally binding obligation of the Seller and Glenview enforceable against them in accordance with its terms. The Real Estate Contract may by its terms be freely assigned by the Seller to the Company in the manner described herein.

SECTION 3.8 ABSENCE OF CHANGES. Except as set forth on Schedule 3.8 attached hereto, since the Balance Sheet Date, the Seller has:

(a) except as otherwise provided in this Agreement, conducted its business only in the Ordinary Course of Business;

(b) not suffered any change, event or circumstance which has had, or would be reasonably expected to have, a Material Adverse Effect;

(c) preserved its legal existence and retained its business organization intact;

(d) paid or satisfied all of its material debts, liabilities or obligations as the same became due;

(e) timely made all applicable filings with Governmental Entities;

(f) not mortgaged, pledged, subjected to Lien, charged, encumbered or granted a security interest in or to any of its assets (including, without limitation, the Real Property);

(g) not suffered any material damage, destruction or loss (whether or not covered by insurance) affecting any of its assets;

(h) not made or suffered any change to its Governing Documents;

(i) maintained its books and records in accordance with GAAP, consistent with past practices;

(j) not agreed or offered, whether in writing or otherwise, to take, and neither the Seller nor its stockholders, directors or officers have authorized the taking of, any action described in Section 3.8(a) through Section 3.8(i) above.

SECTION 3.9 PHYSICIANS. Schedule 3.9 sets forth the names of all of the physicians who are shareholders, directors or officers of the Seller or who will be admitted to the staff of the Hospital (the "Physicians").

SECTION 3.10 TAXES. The Seller has filed or caused to be filed all Tax Returns of the Seller which have become due (taking into account valid extensions of time to file) prior to the date hereof. Such Tax Returns are accurate and complete in all material respects, and the Seller has paid or caused to be paid all Taxes for the periods covered by such Tax Returns, whether or not shown to be due on such Tax Returns. There are (i) no outstanding Liens for any Taxes that have been filed by any Governmental Entity against the Seller or the Business, any of the Assets or the other assets of the Seller (other than for ad valorem taxes not yet due and payable), and (ii) no claims being asserted in writing with respect to any Taxes relating to the Seller, the Real Property, the Business, any of the Assets or any other assets of the Seller for which either of the Company could be held liable, and the Seller knows of no basis for the assertion of any such claim. To the Seller's Knowledge, the Real Property has not been classified under any designation authorized by law to obtain a special low ad valorem tax rate or to receive a reduction, abatement or deferment of ad valorem taxes which, in such case, could result in additional, catch-up or roll-back ad valorem taxes in the future in order to recover the amounts previously reduced, abated or deferred.

SECTION 3.11 REAL PROPERTY.

(a) The Seller has the right to assign all of its right, title and interest in and to the Real Estate Sales Contract, free and clear of any and all liens, mortgages and encumbrances;

(b) Schedule 3.11(b) attached hereto sets forth an accurate and complete list of all leases, subleases, commitment letters, letters of intent and other rental agreements (whether written or oral, now or hereafter in effect), if any, that grant or will grant a possessory interest in and to any space in the Real Property or that otherwise have rights with regard to the Real Property or the Improvements proposed to be constructed thereon (collectively referred to as the "Tenant Leases"). Schedule 3.11(b) designates which of the Tenant Leases described therein are with the Seller's referral sources (as determined by any of the Healthcare Fraud Laws). Schedule 3.11(b) includes amounts of the rent and security deposit, if any, for each Tenant Lease. The Seller has provided MPT with complete and correct copies of all Tenant Leases. The Seller shall provide to the Company prior to Closing Tenant Lease estoppels in form satisfactory to MPT from all Tenants under the applicable Tenant Leases. Except for the Tenant Leases and any other items listed in Schedule 3.11(b), there are no purchase contracts, leases of space, options, rights of first refusal or other written or oral agreements of any kind whereby any Person will have acquired or will have any basis to assert any right, title or interest in, or right to the possession, use, enjoyment or proceeds of, any part or all of the Real Property or the Improvements;

(c) As of the Closing, none of the Tenant Leases and none of the rents or other charges payable thereunder, if any, will have been assigned, pledged or encumbered. Except as set forth on Schedule 3.11(c) attached hereto, as of the Closing, no brokerage or leasing commissions or other compensation will be due or payable to any Person with respect to, or on account of, the Lease or any Tenant Lease or any extensions or renewals thereof, if any, excepting those agreements entered into or accepted in writing by the Company;

(d) Except as set forth in Schedule 3.11(d) attached hereto: (i) the Tenant Leases are freely assignable by the Seller to the Company, have not been modified, amended or assigned, are legally valid, binding and enforceable against the Seller (and, to the Knowledge of the Seller Parties, against the other parties thereto) in accordance with their respective terms and are in full force and effect; (ii) the terms and structure of the Tenant Leases comply with all Healthcare Fraud Laws; (iii) there are no monetary defaults and no material nonmonetary defaults by the Seller or, to the Knowledge of the Seller Parties, any other party to the Tenant Leases; (iv) the Seller has not received written notice of any default, offset, counterclaim or defense under any of the Tenant Leases; and (v) no condition or event has occurred which with the passage of time or the giving of notice or both would constitute a default or breach by the Seller of the terms of any of the Tenant Leases; and

(e) To Seller's Knowledge, the existing water, sewer, gas and electricity lines, storm sewer and other utility systems are adequate to serve the utility needs of the Real Property and the operation of the Hospital and the MOB. To Seller's Knowledge, all utilities required for the operation of the Business enter the Real Property through adjoining public streets or through adjoining private land in accordance with valid public or private easements that will inure to the benefit of the Company. To Seller's Knowledge, no fact or condition exists which would result in the termination of the current access from the Real Property to any presently existing public highways or roads adjoining or situated on the Real Property or to sewer or other utility service needed to serve the Real Property for its intended use in the Business. All approvals, licenses and permits required for said utilities have been obtained and are, and will be as of the Closing, in full force and effect. All of said utilities are or will be installed as necessary during the construction of the Improvements as set forth in the Development Agreement.

SECTION 3.12 COMPLIANCE WITH ENVIRONMENTAL LAWS. Except as set forth in Schedule
3.12 attached hereto:

(a) No Governmental Entity or any nongovernmental third party has notified the Seller, or to the Knowledge of any Seller Party, any other party, of any alleged violation or investigation of any suspected violation under the Environmental Laws in connection with the ownership or operation of the Real Property, including any litigation or cause of action alleging personal injury or property damage caused by exposure to, or the disposal, release or migration of, any Hazardous Materials. To Seller's Knowledge, the Real Property is in compliance with the Environmental Laws;

(b) With respect to the ownership and operation of the Real Property, to the Knowledge of the Seller Parties, no Hazardous Materials have been stored, disposed of or arranged for the disposal thereon, except in compliance with the Environmental Laws and there are no underground storage tanks located at, on or under the Real Property;

(c) To the Knowledge of the Seller Parties, there have been no actions, activities, circumstances, conditions, events or incidents, including, without limitation, the generation, transportation, treatment, storage, release, emission, discharge, presence or disposal of any Hazardous Materials on or from any of the Real Property that could form the basis of any Environmental Claim against the Seller or the Company;

(d) The Seller has not contractually assumed or succeeded to any liability of any direct or indirect predecessors or any other Person related or with respect to any Environmental Law; and

(e) To the Knowledge of the Seller Parties, there are no conditions presently existing on, at or emanating from the Real Property, including, without limitation, any condition created or that came into being prior to the ownership of the Real Property by the Seller, or Glenview that may result in any liability, investigation or clean-up cost under any Environmental Law.

SECTION 3.13 LITIGATION. There is no suit, action, proceeding, inquiry or investigation (a "Claim") against or involving the Seller or any of its properties or rights, pending or, to the Knowledge of the Seller Parties threatened (including, without limitation any suit, action, proceeding or investigation pursuant to Title 11 of the Civil Rights Act of 1964, the Americans with Disabilities Act, the Age Discrimination in Employment Act, the Family and Medical Leave Act of 1993, or any other federal, state or local law regulating employment) nor to the Knowledge of the Seller Parties are there any facts which might result in any such Claim. Except as set forth on Schedule 3.13 attached hereto, there is no judgment, decree, injunction, rule or order of any Governmental Entity or any other Person (including, without limitation, any arbitral tribunal) outstanding against the Seller and the Seller is not in violation of any term of any judgment, decree, injunction or order outstanding against it. Furthermore, there is no Claim by or before any Governmental Entity or other Person pending or, to the Knowledge of the Seller Parties, threatened which questions or challenges the validity of this Agreement or any action taken or to be taken by the Seller pursuant to this Agreement or in connection with the transactions contemplated hereby, and, to the Knowledge of the Seller, there is no basis for any such Claim.

SECTION 3.14 CONTRACTS, OBLIGATIONS AND COMMITMENTS. Schedule 3.14 attached hereto sets forth a list of all contractual agreements, whether written or oral, or relating to or affecting the assets or the operation of the Business to which the Seller is a party (the "Contracts"). The Seller has provided to MPT complete and correct copies of all of the Contracts. Except as set forth on Schedule 3.14, (i) the Contracts are legally valid, binding and enforceable against the Seller (and, to the best of the Seller's Knowledge, against the other parties thereto) in accordance with their respective terms and are in full force and effect; (ii) there are no defaults by the Seller, or to the best of the Seller's Knowledge, any other party to the Contracts; (iii) the Seller has not received written notice of any default, offset, counterclaim or defense under any Contract; (iv) no condition or event has occurred which with the passage of time or the giving of notice or both would constitute a default or breach by the Seller of the terms of any Contract; and (v) the Contracts are in compliance with Healthcare Fraud Laws.

SECTION 3.15 LICENSES. Schedule 3.15 attached hereto sets forth a current, complete and accurate list of all licenses, permits, certificates of need and other authorizations of Governmental Entities (the "Permits") which will be required for the construction and development of the Hospital and the MOB and the conduct of the Business. Except as set forth in Schedule 3.15, the Seller possesses all such Permits, such Permits are in full force and effect and true and correct copies of such Permits have been delivered to MPT. No notice from any authority in respect to, as applicable, the threatened, pending or possible denial, revocation, termination, suspension or limitation of any of the Permits has been received by any Seller Party and no Seller Party has any Knowledge of any proposed or threatened issuance of any such notice or of any grounds which would form the basis for any such notice.

SECTION 3.16 ACCREDITATION; MEDICARE AND MEDICAID; THIRD PARTY PAYORS. Except as set forth on Schedule 3.16 attached hereto, the Seller will enroll and become a provider authorized to participate without restriction under Title XVIII of the Social Security Act ("Medicare") and Title XIX of the Social Security Act ("Medicaid"), the Medicare and the Medicaid programs of the Commonwealth of Pennsylvania and the TRICARE/CHAMPUS programs (the "Government Programs"). The Seller expects to receive Medicare or Medicaid reimbursement with respect to the Hospital and to be eligible to receive payment without restriction under Medicare and Medicaid. Neither Seller nor any of the Principals or any other Person who is either an officer or director of, or directly or indirectly owns an equity interest in, the Seller (collectively, the "Seller Parties") nor, to the Seller's Knowledge, any Physician or Service Provider (i) has been excluded, suspended or debarred from, or otherwise ineligible for, participation in any Government Program including Medicare or Medicaid, or (ii) has been convicted of a criminal or civil offense related to conduct that would trigger an exclusion from any Government Program.

SECTION 3.17 HEALTHCARE REGULATORY MATTERS.

(a) Accept as described on Schedule 3.17 hereto, none of the Seller, any Seller Party or, to the Knowledge of any Seller Party, any Physician or Service Provider (i) is a party to or has received notice of the commencement of any investigation or debarment proceedings or any governmental investigation or action (including any civil investigative demand or subpoena) under the False Claims Act (31 U.S.C. Section 3729 et seq.), the Anti-Kickback Act of 1986 (41 U.S.C. Section 51 et seq.), the Federal Health Care Programs Anti-Kickback statute (42 U.S.C. Section 1320a-7a(b)), the Ethics in Patient Referrals Act of 1989, as amended (Stark Law) (42 U.S.C. 1395nn), the Civil Money Penalties Law (42 U.S.C. Section 1320a-7a), or the Truth in Negotiations (10 U.S.C. Section 2304 et seq.), Health Care Fraud (18 U.S.C.
1347), Wire Fraud (18 U.S.C. 1343), Theft or Embezzlement (18 U.S.C. 669), False Statements (18 U.S.C. 1001), False Statements (18 U.S.C. 1035), and Patient Inducement Statute and equivalent state statutes or any rule or regulation promulgated by a Governmental Entity with respect to any of the foregoing ("Healthcare Fraud Laws") affecting the Seller or the Business (and no grounds for any such proceeding, investigation or action exist); and (ii) is not in full compliance with all applicable Healthcare Fraud Laws.

(b) Accept as described on Schedule 3.17 hereto, none of Seller, any Seller Party or, to the Knowledge of any Seller Party, any Physician or Service Provider has ever been charged or implicated in any violation of any state or federal statute or regulation involving false, fraudulent or abusive practices relating to its participation in state or federally sponsored reimbursement programs, including but not limited to false or fraudulent billing practices. None of Seller, any Seller Party or, to the Knowledge of any Seller Party, any Physician or Service Provider has engaged in any of the following: (i) knowingly and willfully making or causing to be made a false statement or representation of a material fact in any applications for any benefit or payment under Medicare or Medicaid program; (ii) knowingly and willfully making or causing to be made any false statement or representation of a material fact for use in determining rights to any benefit or payment under Medicare or Medicaid program; (iii) failing to disclose knowledge of any event affecting the initial or continued right to any benefit or payment under Medicare or Medicaid program on its own behalf or on behalf of another, with intent to secure such payment or benefit fraudulently; (iv) knowingly and willfully soliciting, paying, or receiving any remuneration (including kickback, bribe or rebate), directly or indirectly, overtly or covertly, in cash or in kind or offering to pay such remuneration (a) in return for referring an individual to a Person for the furnishing or arranging for the furnishing of any item or service for which payment may be made in whole or in part by Medicare or Medicaid, or (b) in return for purchasing, leasing or ordering or arranging for or recommending the purchasing, leasing or ordering of any good, facility, service, or item for which payment may be made in whole or in part by Medicare or Medicaid; (v) presenting or causing to be presented a claim for reimbursement for services that is for an item or service that was known or should have been known to be (a) not provided as claimed, or (b) false or fraudulent; or (vi) knowingly and willfully making or causing to be made or inducing or seeking to induce the making of any false statement or representation (or omitting to state a fact required to be stated therein or necessary to make the statements contained therein not misleading) of a material fact with respect to (a) a facility in order that the facility may qualify for Governmental Entity certification or (b) information to be provided under 42 USC Section 1320a-3.

(c) The Physicians' investment in and ownership of the Seller, if any, and the referral of patients to the Hospital and the Business by such Physicians do not and shall never violate any applicable Laws, including Healthcare Fraud Laws.

SECTION 3.18 HILL-BURTON OBLIGATIONS. The Seller does not have any patient care or other obligations under the Federal Hill-Burton program with respect to the operation of the Hospital.

SECTION 3.19 MEDICAL STAFF MATTERS. Except as set forth in Schedule 3.19 attached hereto, there are no pending or, to the Knowledge of any Seller Party, threatened appeals, challenges, disciplinary or corrective actions, or disputes involving applicants to the medical staff of the

Hospital. For confidentiality purposes, all persons identified on Schedule 3.19 are identified by a Hospital-assigned number rather than name. True and correct copies of Medical Staff Bylaws of the Hospital, the Hospital's Medical Staff Rules and Regulations, and the Hospital's Medical Staff Hearing Procedures, all as proposed to be in effect following completion of the Improvements, have been previously delivered by the Seller to MPT.

SECTION 3.20 COMPLIANCE WITH LAW. The Seller (a) is in material compliance with every applicable law, rule, regulation, ordinance, license, permit and other governmental action and authority and every order, writ, and decree of every Governmental Entity in connection with the ownership, conduct, operation and maintenance of the Business and its ownership and use of its assets, and no event has occurred or circumstance exists which (without notice or lapse of time) would result in any noncompliance with any such law, rule, regulation, ordinance, license permit, order, writ or decree; and (b) has timely made or given all filings and notices required to be made by the Seller with the regulatory agencies of any Governmental Entity.

SECTION 3.21 INTANGIBLE PROPERTY. A true and complete list of the trademarks, service marks, and other intangible assets of the Seller to be used in the operation of the Hospital and the MOB is set forth in Schedule 3.21 (the "Intangible Property") attached hereto. The Seller owns or possesses adequate, enforceable licenses or other rights to use all of the Intangible Property, and no rights thereto have been granted to others by the Seller. Except as set forth in Schedule 3.21, all of the Intangible Property is owned or used by the Seller free and clear of all assignments, licenses, restrictions, encumbrances, charges or claims for infringement, and none is subject to any outstanding order, decree, judgment, stipulation or charge. There is no unauthorized use, disclosure, infringement or misappropriation of any of the Intangible Property by any third party. The Seller's use of the Intangible Property does not infringe upon or otherwise violate the rights of others. No one has asserted to the Seller that its use of the Intangible Property infringes upon the patents, trade secrets, trade names, trademarks, service marks, copyrights or other intellectual property rights of any other Person.

SECTION 3.22 RECORDS. True and complete copies of the Seller's Governing Documents have been delivered to MPT prior to the execution and delivery of this Agreement. The books of account, minute books, stock record books and other records of the Seller, all of which have been made available to MPT, are complete and correct. The minute books of the Seller contain records of all meetings and other corporate actions of the directors and stockholders of the Seller, and have been delivered to MPT prior to the execution and delivery of this Agreement.

SECTION 3.23 SUBSIDIARIES. Except as set forth on Schedule 3.23 attached hereto and except for the Special Purpose Entities, if created, the Seller owns no Subsidiaries.

SECTION 3.24 BROKERS. Except as set forth on Schedule 3.24 attached hereto, no Person is or will be entitled to any brokerage, finder's or other fee, commission or payment in connection with or as a result of the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Seller or any Seller Party.

SECTION 3.25 REPRESENTATIONS COMPLETE. The representations and warranties made by theSeller in this Agreement and the statements made in or information contained on any Schedules or certificates furnished by the Seller pursuant to this Agreement do not contain and will not contain, as of their respective dates and as of the Closing Date, any untrue statement of a material fact, nor do they omit or will they omit, as of their respective dates or as of the Closing Date, to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which they were made, not misleading.

                                   ARTICLE IV
                 REPRESENTATIONS AND WARRANTIES OF THE DEVELOPER

     With the understanding that MPT and the Company shall rely hereon, and as a material inducement to MPT and the Company to enter this Agreement and the Development Agreement, the Developer hereby represents and warrants to MPT and the Company as of the date hereof and as of the Closing Date as follows:

SECTION 4.1 ORGANIZATION. The Developer is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all requisite power and authority to carry on its business in the Commonwealth of Pennsylvania as it is now being conducted, to own the assets it now owns, and to perform its obligations under this Agreement and all other documents executed by the Developer in connection with the transactions contemplated hereby. Notwithstanding the foregoing, Developer does not represent or warrant that it is licensed in the Commonwealth of Pennsylvania as a general contractor. Schedule 4.1 attached hereto sets forth the ownership of the Developer and, except as set forth therein, no other party has any equity interest in the Developer or any option, warrant or other right to acquire the same.

SECTION 4.2 AUTHORIZATION; ENFORCEMENT, ABSENCE OF CONFLICTS. Provided that the Developer is not required by the Commonwealth of Pennsylvania to be licensed as a general contractor, Developer has the requisite power and authority to execute, deliver and carry out the terms of this Agreement, the Development Agreement, to consummate the transactions contemplated hereby and thereby and to conduct its businesses as now being conducted and as will be conducted in connection with this Agreement and the Development Agreement. All actions required to be taken by the Developer to authorize the execution, delivery and performance of this Agreement and the Development Agreement, all documents executed by the Developer which are necessary to give effect to this Agreement and the Development Agreement and all transactions contemplated hereby and thereby, have been duly and properly taken or obtained. No other action on the part of the Developer is necessary to authorize the execution, delivery and performance of this Agreement or the Development Agreement, all documents necessary to give effect to this Agreement and the Development Agreement and all transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Development Agreement and the consummation of the transactions contemplated hereby and thereby will not, with or without the giving of notice and/or the passage of time: (i) violate or conflict with any provision of the Developer's Governing Documents, (ii) violate or conflict with any provision of any Law to which the Developer is subject; (iii) violate or conflict with any judgment, order, writ or decree of any court applicable to the Developer; or
(iv) result in the breach or termination of any provision of, or create rights of acceleration or constitute a default under, the terms of any debt or obligation to which the Developer is a party or by which the Developer is bound.

SECTION 4.3 BINDING AGREEMENT. This Agreement and the Development Agreement constitute or will constitute the valid and legally binding obligations of the Developer, and are and will be enforceable against the Developer in accordance with the respective terms hereof or thereof, except as enforceability may be restricted, limited or delayed by applicable bankruptcy, insolvency or other laws affecting creditors' rights generally and except as enforceability may be subject to and limited by general principles of equity.

SECTION 4.4 FINANCIAL STATEMENTS. Developer has previously disclosed to MPT the financial condition of Developer as of March 3, 2005 (the "Developer Balance Sheet Date"), it being understood that he developer is a newly-formed entity with no financial or operating history.

SECTION 4.5 NO UNDISCLOSED LIABILITIES. Except as set forth on Schedule 4.5 attached hereto, the Developer has no liabilities or obligations, whether absolute, accrued, contingent or otherwise, including any potential future liability arising out of acts or omissions which have already occurred, which are not fully and accurately reflected or reserved against in the Developer Balance Sheet except for liabilities or obligations that may have arisen in the Ordinary Course of Business since the Developer Balance Sheet Date (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement or violation of law) and the Developer has no Knowledge of any fact, condition or circumstance which could form the basis of any Claim in respect of any such liability or obligation.

SECTION 4.6 [INTENTIONALLY OMITTED.]

SECTION 4.7 TRADE RELATIONS. Except as set forth on Schedule 4.7 attached hereto, (i) there exists no present condition or state of facts or circumstances known to the Developer which reasonably could be expected to materially adversely affect the Developer or prevent the Developer from (A) conducting its business in substantially the same manner in which it has heretofore been conducted; or (B) timely performing all of its obligations and duties set forth in the Development Agreement; and, (ii) to the best of the Developer's Knowledge, there exists no actual or threatened termination, cancellation or limitation of, or any modification or change in, the business relationship between the Developer and any general contractor, subcontractor, vendor, customer, lender or supplier.

SECTION 4.8 COMPLIANCE WITH LAW. The Developer (a) is in material compliance with every applicable law, rule, regulation, ordinance, license, permit and other governmental action and authority and every order, writ, and decree of every Governmental Entity in connection with the ownership, conduct, operation and maintenance of its business and its ownership and use of its assets, except where noncompliance would not have a material adverse effect upon the Developer's business, properties, assets, financial condition or ability to perform this Agreement or the Development Agreement, and, to the Developer's Knowledge, no event has occurred or circumstance exists which (without notice or lapse of time) would result in any noncompliance with any such law, rule, regulation, ordinance, license permit, order, writ or decree; and (b) has timely made or given all filings and notices required to be made by the Developer with the regulatory agencies of any Governmental Entity, except where the failure to file or provide notice would not have a material adverse effect upon the Developer's business, properties, assets, financial condition or ability to perform this Agreement or the Development Agreement.

SECTION 4.9 LITIGATION. There is no Claim pending or, to the Developer's Knowledge, threatened against or affecting the Developer that has or would reasonably be expected to have a material adverse effect upon the Developer's business, properties, assets, financial condition or ability to perform this Agreement or the Development Agreement in accordance with their respective terms, or any aspect of the transactions contemplated hereby or thereby, and, to the Knowledge of the Developer, there is no basis for any such Claim.

SECTION 4.10 RECORDS. True and complete copies of the Developer's Governing Documents will be delivered to MPT prior to the Closing. The books of account, minute books, stock record books and other records of the Developer, all of which have been made available to MPT, are complete and correct. The minute books of the Developer contain records of all meetings and other corporate actions of the directors and stockholders of the Developer, and will be delivered to MPT prior to the Closing of this Agreement

SECTION 4.11 BROKERS. No Person is or will be entitled to any brokerage, finder's or other fee, commission or payment in connection with or as a result of the transactions contemplated by this Agreement or the Development Agreement based upon arrangements made by or on behalf of the Developer.

SECTION 4.12 REPRESENTATIONS COMPLETE. The representations and warranties made by the Developer in this Agreement and the statements made in or information contained on any Schedules or certificates furnished by the Developer pursuant to this Agreement do not contain and will not contain, as of their respective dates and as of the Closing Date, any untrue statement of a material fact, nor do they omit or will they omit, as of their respective dates or as of the Closing Date, to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which they were made, not misleading.

                                    ARTICLE V
             REPRESENTATIONS AND WARRANTIES OF MPT AND THE COMPANIES

     MPT and the Company hereby represent and warrant to the Seller as of the date hereof and as of the Closing Date as follows:

SECTION 5.1 ORGANIZATION. MPT is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware. MPT is duly qualified as a foreign limited partnership in good standing under the laws of the jurisdiction(s) in which the nature of the business conducted, or the assets owned, operated and/or leased by MPT requires or makes such qualification necessary. The Company are limited partnerships duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company are duly qualified as foreign limited partnerships in good standing under the laws of the Commonwealth of Pennsylvania.

SECTION 5.2 AUTHORIZATION; ENFORCEMENT, ABSENCE OF CONFLICTS. Each of MPT and the Company has the requisite limited partnership power and authority to conduct their respective businesses as they are now being conducted and as proposed to be conducted and to execute, deliver and carry out the terms of this Agreement and all documents and agreements necessary to give effect to the provisions of this Agreement, and to consummate the transactions contemplated hereby and thereby. All limited partnership actions required to be taken by MPT and the Company to authorize the execution, delivery and performance of this Agreement, as well as all other documents, agreements and instruments executed and delivered by MPT and the Company which are necessary to give effect thereto (all such other documents, agreements and instruments executed and delivered by MPT being referred to herein collectively as the "MPT Instruments"; and, all such other documents, agreements and instruments executed and delivered by the Company being referred to herein collectively as the "Company Instruments") and all transactions contemplated hereby and thereby, have been duly and properly taken or obtained in accordance and compliance with MPT's Governing Documents and the Company' Governing Documents, as applicable. No other action on the part of MPT, MPT's limited and/or general partners, the Company, or the Company' limited and/or general partners, is necessary to authorize the execution, delivery and performance of this Agreement, the MPT Instruments, the Company Instruments and all transactions contemplated thereby. This Agreement, the MPT Instruments and the Company Instruments are and will constitute the valid and legally binding obligations of MPT and the Company, as applicable, and are and will be enforceable against MPT and the Company, as applicable, in accordance with their respective terms, except as enforceability may be restricted, limited or delayed by applicable bankruptcy, insolvency or other similar laws affecting creditors' rights generally and except as enforceability may be subject to and limited by general principles of equity (regardless of whether considered in a proceeding in equity or at law).

SECTION 5.3 ABSENCE OF CONFLICTS. The execution, delivery and performance of this Agreement by MPT and the Company, the execution, delivery and performance of the MPT Instruments by MPT, the execution, delivery and performance of the Company Instruments by the Company, and the consummation of the transactions contemplated hereby and thereby will not, with or without the giving of notice and/or the passage of time: (i) violate or conflict with any provision of the Governing Documents of MPT or either Company; (ii) violate or conflict with any provision of any Law to which MPT or the Company are subject or (iii) violate or conflict with any judgment, order, writ or decree of any court applicable to MPT or the Company.

SECTION 5.4 BINDING AGREEMENT. This Agreement and all agreements to which MPT and the Company will become a party hereunder constitute or will constitute the valid and legally binding obligations of MPT and the Company, as applicable, and are and will be enforceable against them in accordance with the respective terms hereof or thereof, except as enforceability may be restricted, limited or delayed by applicable bankruptcy, insolvency or other laws affecting creditors' rights generally and except as enforceability may be subject to and limited by general principles of equity.

SECTION 5.5 LITIGATION. There is no Claim pending or, to MPT's Knowledge, threatened against or affecting MPT that has had or would reasonably be expected to have a material adverse effect on MPT's business, properties, assets, financial condition or ability to perform this Agreement or any aspect of the transactions contemplated hereby and, to the Knowledge of MPT, there is no basis for any such Claim. There is no Claim pending or, to the Company' Knowledge, threatened against or affecting the Company that would or would reasonably be expected to prevent or impede MPT or the Company from consummating the transactions contemplated hereby.

SECTION 5.6 POSSESSION OF PERMITS. MPT and the Company, where applicable, possess all franchises, certificates, licenses, permits and other authorizations from governmental political subdivisions or regulatory authorities, and all patents, trademarks, service marks, trade names, copyrights, licenses and other rights, free from burdensome restrictions, that are necessary for the ownership, maintenance and operation of any of their properties and assets, except where the failure to possess any of the foregoing would not prevent or impede MPT or the Company from consummating the transactions contemplated hereby.

SECTION 5.7 COMPLIANCE WITH LAW. MPT and the Company, where applicable (a) are in compliance with every applicable law, rule, regulation, ordinance, license, permit and other governmental action and authority and every order, writ, and decree of every Governmental Entity in connection with the ownership, conduct, operation and maintenance of their businesses, and their ownership and use of their assets, except where non-compliance would not prevent or impede MPT or the Company from consummating the transactions contemplated hereby or the ability of MPT or the Company' to perform this Agreement and, to the Knowledge of MPT and the Company, no event has occurred or circumstance exists which (without notice or lapse of time) would result in any noncompliance with any such law, rule, regulation, ordinance, license permit, order, writ or decree which would prevent or impede MPT or the Company from consummating the transactions contemplated hereby; and (b) have timely made or given all filings and notices required to be made by MPT and the Company with the regulatory agencies of any Governmental Entity, except where such failure would prevent or impede MPT or the Company from consummating the transaction contemplated hereby.

SECTION 5.8 BROKERS. No Person is or will be entitled to any brokerage, finder's or other fee, commission or payment in connection with or as a result of the transactions contemplated by this Agreement based upon arrangements made by or on behalf of MPT or the Company.

SECTION 5.9 REPRESENTATIONS COMPLETE. The representations and warranties made by MPT and the Company in this Agreement and the statements made in or information contained on any Schedules or certificates furnished by MPT and the Company pursuant to this Agreement do not contain and will not contain, as of their respective dates and as of the Closing Date, any untrue statement of a material fact, nor do they omit or will they omit, as of their respective dates or as of the Closing Date, to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which they were made, not misleading.

                                   ARTICLE VI
                              PRE-CLOSING COVENANTS

From and after the execution and delivery of this Agreement to and including the Closing Date (unless a later date or time is specified), the applicable party shall observe the following covenants:

SECTION 6.1 NO SHOP. Neither the Seller, the Developer, any Seller Party nor any investment banker, attorney, accountant, representative or other Person retained by or on behalf of any of the foregoing, shall directly or indirectly, initiate contact with, respond to, solicit or encourage any inquiries, proposals or offers by, participate in any discussions or negotiations with, enter into any agreement with, disclose any information concerning the Seller or the Seller's assets to, afford any access to the properties, books or records of the Seller to, or otherwise assist, facilitate or encourage, any person in connection with any possible proposal regarding a sale or lease of all or any material portion of the assets (including all or any portion of the Real Property) of the Seller or any similar transaction. The Seller shall notify MPT immediately if any discussions or negotiations are sought to be initiated, any inquiry or proposal is made, or any such information is requested.

SECTION 6.2 ACCESS. (a) Between the date hereof and the Closing (the "Review Period"), the Seller shall (i) afford MPT and its authorized representatives full and complete access to the Seller's employees, medical staff, and other agents and representatives and during normal working hours to all books, records, offices and other facilities of the Seller, (ii) permit MPT to make such inspections and to make copies of such books and records as it may reasonably require and (iii) furnish MPT with such financial and operating data and other information relating to the Seller and the Real Property as MPT may from time to time reasonably request. MPT and its authorized representatives shall conduct all such inspections under the supervision of personnel of the Seller in a manner that will minimize disruptions to the business and operations of the Seller and in a manner as to maintain the confidentiality of this Agreement. Nothing herein shall require the Seller to disclose any information to the other if such disclosure would: (A) cause significant competitive harm to its competitive position if the transactions contemplated hereby are not consummated; (B) jeopardize any attorney-client or other legal privilege; or (C) contravene any Law, fiduciary duty or binding agreement entered into prior to the date of this Agreement (including any confidentiality agreement to which it or its affiliates is a party); provided, however, that if the Seller relies on this sentence of Section 6.2 as a basis for such non-disclosure, the Seller shall nevertheless inform MPT of the general nature of the information not being disclosed and the basis for such non-disclosure.

SECTION 6.3 CONFIDENTIALITY. The provisions of the Confidentiality Agreement shall remain binding and in full force and effect until the Closing. Notwithstanding anything to the contrary contained herein or in the Confidentiality Agreement, the confidentiality obligations as they relate to the transactions contemplated by this Agreement shall not apply to the purported or claimed Federal income tax treatment of the transactions (the "Tax Treatment") or to any fact that may be relevant to understanding the purported or claimed Federal income tax treatment of the transactions (the "Tax Structure"), and each party hereto (and any employee, representative, or agent of any party hereto) may disclose to any and all persons, without limitation of any kind, the Tax Treatment and Tax Structure of the transactions contemplated by this Agreement and any materials of any kind (including any tax opinions or other tax analyses) that relate to the Tax Treatment or Tax Structure. In addition, each party hereto acknowledges that it has no proprietary or exclusive rights to any tax matter or tax idea related to the transactions contemplated by this Agreement. The preceding sentence is intended to ensure that the transactions contemplated by this Agreement shall not be treated as having been offered under conditions of confidentiality for purposes of the Confidentiality Regulations and shall be construed in a manner consistent with such purpose. The information contained herein, in the Schedules hereto or delivered to MPT or its authorized representatives pursuant hereto shall be subject to the Confidentiality Agreement as Information (as defined and subject to the exceptions contained therein) until the Closing and, for that purpose and to that extent, the terms of the

Confidentiality Agreement are incorporated herein by reference. All obligations of MPT under the Confidentiality Agreement shall terminate simultaneously with the Closing.

SECTION 6.4 REAL ESTATE SALES CONTRACT. Seller shall not enter into the Real Estate Sales Contract without the prior approval of MPT, such approval not to be unreasonably withheld. The Seller shall provide MPT with true and correct copies of any proposed draft of, or amendment to, the Real Estate Sales Contract which is proposed by any party from and after the date hereof and any such drafts or amendments shall be subject to MPT's prior approval, such approval not be unreasonably withheld. Subject to the terms and conditions of this Agreement, as soon as practicable following the date hereof, the Seller shall transfer and assign to the Company, and the Company shall accept and assume from the Seller, the Seller's rights and obligations under the Real Estate Sales Contract.

SECTION 6.5 REGULATORY AND OTHER AUTHORIZATIONS, NOTICES AND CONSENTS.

(a) Each party hereto shall use all commercially reasonable efforts to obtain all authorizations, consents, orders and approvals of all Governmental Entities and officials that may be or become necessary for its execution and delivery of, and the performance of its obligations pursuant to, this Agreement and each such party will cooperate fully with the other parties hereto in promptly seeking to obtain all such authorizations, consents, orders and approvals.

(b) The Seller shall give promptly such notices to third parties and use its commercially reasonable efforts to obtain such third party consents and estoppel certificates as MPT may in its sole and absolute discretion deem necessary or desirable in connection with the transactions contemplated by this Agreement, as may be or become necessary for its execution and delivery of, and performance of its obligations under, this Agreement.

(c) MPT shall cooperate and use commercially reasonable efforts to assist the Seller in giving such notices and obtaining such third party consents and estoppel certificates; provided, however, that MPT shall not have any obligation to give any guarantee or other consideration of any nature in connection with any such notice, consent or estoppel certificate which MPT in its sole and absolute discretion may deem adverse to the interests of MPT or either or the Company.

SECTION 6.6 MUTUAL COVENANTS. The parties shall use their good faith reasonable efforts to satisfy the conditions to the closing of the transactions contemplated hereby. Without limiting the generality of the foregoing, the respective parties shall execute and/or deliver, or use their respective good faith reasonable efforts to cause to be executed and/or delivered, the documents contemplated to be executed and/or delivered by them at Closing.

SECTION 6.7 SCHEDULE UPDATES. From the date hereof until the Closing Date, MPT and the Company, on one hand, and the Seller and the Developer on the other hand, shall immediately advise the other parties in writing of any additions or changes to any Schedule to reflect any deficiencies or inaccuracies in such Schedule or to reflect circumstances or matters which occur after the date of this Agreement which, if existing prior to such date, would have been required to be described in such Schedule; provided, however, that no additions or changes made to any Schedule to correct deficiencies or inaccuracies in such Schedule shall be deemed to cure any breach or inaccuracy of a representation or warranty, covenant or agreement or to satisfy any condition unless otherwise agreed to in writing by the other parties, but provided further, however, that an addition or change made to any Schedule to reflect circumstances or matters which occur after the date of this Agreement shall be deemed to cure a breach or inaccuracy of a representation or warranty, covenant or agreement, but shall not be deemed to satisfy any condition unless agreed to in writing by the other party.

SECTION 6.8 CONDUCT OF BUSINESS BY THE SELLER PENDING THE CLOSING. The Seller covenants and agrees that, during the period from the date hereof and continuing until the earlier of the termination of this Agreement or the Closing Date, unless MPT shall otherwise agree in writing, the Seller shall conduct the Business only in, and the Seller shall not take any action except in, the Ordinary Course of Business and in compliance in all material respects with all applicable laws and regulations, and that the Seller shall use reasonable best efforts to preserve substantially intact the business organization of the Seller, to keep available the services of the current officers, employees and consultants of the Seller and to preserve the present relationships of the Seller with medical staff, suppliers and other persons with which the Seller has significant business relations and the Seller shall not take any actions or omit to take any actions which would cause the representations and warranties described in Section 3.8 to be untrue.

SECTION 6.9 PUBLIC ANNOUNCEMENTS. Prior to the Closing Date, the parties agree to consult with each other before any party hereto or any of their respective affiliates issues any press release or makes any public statement with respect to this Agreement or the transactions contemplated hereby and, except as may be required by applicable law or any listing agreement with any national securities exchange, will not issue, or permit to be issued, any such press release or make, or permit to be made, any such public statement prior to such consultation.

SECTION 6.10 ADVANCES. From and after the date hereof, MPT, or its Affiliates, shall make cash advances (the "Preliminary Advances") to the Seller of up to, but in no event in excess of, One Million Six Hundred Thousand and NO/100 Dollars ($1,600,000.00) to be used for the payment of certain costs and expenses associated or incurred by the Seller in connection with the acquisition and development of the Real Property, including, without limitation, the costs and expenses of surveys, environmental, engineering and other third-party reports related to the Real Property. MPT shall make such Preliminary Advances to the Seller for the foregoing purposes within three (3) Business Days after the Seller's written request therefor, which written requests shall set forth the amount then being requested as well as a reasonably detailed description of intended application of such Preliminary Advance. MPT shall not be required to make any Preliminary Advances to the Seller if any Seller Party is in breach, default or violation of this Agreement or any other agreement to which MPT or any of its Affiliates is a party. In the event that the transactions contemplated hereby close, all Preliminary Advances shall be included within the definition of Total Development Costs under the Development Agreement and the Lease (or if the Mortgage Alternative is elected by MPT, such preliminary advances shall be added to the loan balance under the Loan Documents). In the event that the transactions contemplated hereby do not close for any reason, MPT's covenant to make the Preliminary Advances to the Seller shall terminate and be of no further force or effect, and, after any party's delivery of a notice of termination under Section 9.2, the Seller shall, within ninety (90) days following the date of such notice of termination, reimburse MPT, with interest of 10.75% (ten and seventy-five hundredths percent), with reimburse MPT for all Preliminary Advances which have been made as of such time (such reimbursement obligation being referred to herein as the "Obligation"). The Principals are guaranteeing the Obligation as provided in Section 6.11 below.

SECTION 6.11 GUARANTEE.

(a) The Principals, jointly and severally, hereby absolutely unconditionally and irrevocably guarantee to and for the benefit of MPT and its Affiliates, the Seller's full and prompt payment and performance of the Obligation, as the same may be amended or modified from time to time, just as if the Obligation was that of the Principals directly. If the Seller does not fully perform the Obligation, the Principals shall, within five (5) Business Days after receipt of written notice from MPT, perform and pay the Obligation, as if it constituted the direct and primary obligation of the Principals. The Principals agree that MPT may, in its sole discretion, seek satisfaction of the Obligation from either or both the Seller and either of the Principals. The Obligation and liabilities of the Principals under this Section 6.11 are continuing, absolute and unconditional, shall not be subject to any counterclaim, recoupment, set-off, reduction or defense based upon any claim that the Principals may have against the Seller, MPT or any of their respective Affiliates, officers, directors, members, shareholders, employees, agents and representatives, and shall remain in full force and effect until the entire Obligation has been paid and performed in full, without regard to, and without being released, discharged, impaired, modified or in any way affected by, the occurrence from time to time of the following events, circumstances or conditions, whether or not the Principals shall have knowledge or notice thereof or shall have consented thereto:

     (i) the failure or refusal to give notice to the Principals;

     (ii) the compromise, settlement, release or termination of the Obligation;

     (iii) any consent, extension or indulgence under or in respect of any exercise or non-exercise of any right, remedy, power or privilege under or with respect to the Obligation;

     (iv) the amendment or modification of the Obligation; or

     (v) the voluntary or involuntary liquidation or dissolution of, sale or other disposition of all or substantially all of the assets of, or the marshalling of assets and liabilities, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of, or other similar proceeding affecting, the Seller or its assets, or any action taken by any trustee or receiver or by any court in any such proceeding, or the disaffirmance, rejection or postponement in any such proceeding, of any of the Seller's, either Principal's, or any other party's covenants, obligations, undertakings or agreements.

(b) Each of the Principals hereby represents and warrants to MPT that (i) he has full legal right, power and authority to enter into this guarantee, to incur the obligations provided for herein, and to execute and deliver this Agreement; (ii) this Agreement has been duly executed and delivered by such Principal and constitutes his valid and legally binding obligation, enforceable against him in accordance with its terms; (iii) no approval or consent of any foreign, federal, state, county, local or other governmental or regulatory body, and no approval or consent of any other person is required in connection with the execution and delivery of this Agreement or the consummation and performance by such Principal of the guarantee contained in this Section 6.11; (iv) the execution and delivery of this Agreement and the obligations created hereby will not conflict with or result in the breach or violation of any of the terms or conditions of, or constitute (or with notice or lapse of time or both would constitute) a default under any instrument, contract or other agreement to which such Principal is a party or by or to which such Principal or such Principal's assets or properties are bound or subject; or any statute or any regulation, order, judgment or decree of any court or governmental or regulatory body; and (v) such Principal is not a party to or, to the Knowledge of such Principal, threatened with any litigation or judicial, administrative or arbitration proceeding which, if decided adversely to such Principal, would restrain, prohibit or materially delay the transactions contemplated hereby.

(c) Each of the Principals waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon Seller and/or the other Principal with respect to the Obligation guaranteed hereunder. Without limiting the other provisions of this Section 6.11, this guarantee shall be construed as a continuing, absolute and unconditional guarantee of performance and payment without regard to the validity, regularity or enforceability of any obligations or any other guarantee thereof or any other circumstance whatsoever (with or without notice to or knowledge of the Principals) which constitutes, or might be construed to constitute, an equitable or legal discharge of the obligations of the Principals under this guarantee, in bankruptcy or in any other instance. The obligations and liabilities of the Principals hereunder shall not be conditioned or contingent upon the pursuit by MPT of any right or remedy against the Seller or against any other person which may be or become liable in respect of all or any part of the Obligation. This guarantee is not merely a guarantee of collection, but rather the obligations of the Principals hereunder are primary and this guarantee constitutes a guarantee of payment.

(d) Notwithstanding any provision of this Section 6.11, the maximum liability of Tannenbaum under the guarantee contained in this Section 6.11 shall be One Million Three Hundred Thousand and No/100 Dollars ($1,300,000.00) and the maximum liability of Harrison shall be Two Hundred Thousand and No/100 Dollars ($200,00.00).

                                  ARTICLE VII
                               CLOSING CONDITIONS

SECTION 7.1 CONDITIONS TO THE OBLIGATIONS OF THE SELLER. The obligations of the Seller to effect the transactions contemplated hereby shall be subject to the fulfillment of the following condition(s), any one or more of which may be waived by the Seller:

(a) All of the representations and warranties of MPT and the Company set forth in this Agreement shall be true and correct when made and as of the Closing Date as if made on the Closing Date.

(b) MPT and the Company shall have delivered, performed, observed and complied with all of the items, instruments, documents, covenants, agreements and conditions required by this Agreement to be delivered, performed, observed and complied with by it prior to, or as of, the Closing.

(c) MPT and the Company shall have executed, where applicable, and delivered to the Seller the documents referenced in Section 8.4 hereof.

SECTION 7.2 CONDITIONS TO THE OBLIGATIONS OF MPT AND THE COMPANY. The obligations of MPT and the Company to effect the transactions contemplated hereby shall be further subject to the fulfillment of the following conditions, any one or more of which may be waived by MPT or the Company:

(a) All of the representations and warranties of the Seller and the Developer set forth in this Agreement shall be true and correct when made and as of the Closing Date as if made on the Closing Date;

(b) The Seller, the Developer and the Principals shall have delivered, performed, observed and complied with all of the items, instruments, documents, covenants, agreements and conditions required by this Agreement to be delivered, performed, observed and complied with by it prior to, or as of, the Closing;

(c) The Seller and the Developer shall not have suffered any change, event or circumstance which has had, or would be reasonably expected to have, a Material Adverse Effect;

(d) MPT and the Company shall have satisfactorily completed the due diligence investigations of the Seller and the Real Property and shall be satisfied with the results of such investigations;

(e) MPT and/or the Company shall have closed the acquisition of the Real Property pursuant to the Real Estate Sales Contract (or Seller shall have closed such acquisition under the Mortgage Alternative);

(f) All necessary approvals, consents, estoppel certificates and the like of third parties to the validity and effectiveness of the transactions contemplated hereby have been obtained, and all required governmental filings or approvals, and lender approvals, have been satisfied;

(g) No portion of the Assets shall have been destroyed by fire or casualty;

(h) MPT and the Company shall have received copies of all permits, licenses, certificates of need and other approvals of governmental authorities required for the operation of the Assets for their intended use and written evidence satisfactory to MPT and the Company that the operation and use of the Hospital and MOB are in accordance with all applicable governmental requirements;

(i) MPT and the Company shall have received evidence that the Seller is maintaining insurance on the Assets as required in the Lease and that MPT and its lenders, if any, are named as additional insureds and, where applicable, loss payees;

(j) The Seller shall have executed where applicable and delivered to MPT and the Company the documents referenced in Section 8.2 hereof;

(k) The Developer shall have executed where applicable and delivered to MPT and the Company the documents referenced in Section 8.3 hereof;

(l) There shall not have been instituted by any creditor of the Seller or the Developer, any Governmental Entity or any other Person (other than any Seller Party, the Developer or any Affiliate of the foregoing), any suit, action, proceeding or investigation which would adversely affect the Assets or seek to restrain, enjoin or invalidate the transactions contemplated by this Agreement; and

(m) MPT shall, after attempting in good faith to work with Seller to resolve any healthcare regulatory issues relating to stock option in Seller proposed to be issued to Best Dupres, M.D., be reasonably satisfied that such proposed options are not problematic under applicable healthcare laws and regulations or, if MPT is not so reasonably satisfied, such, option shall have been terminated.

                                  ARTICLE VIII
                                     CLOSING

SECTION 8.1 CLOSING DATE. The closing of the transactions contemplated hereby (the "Closing") shall be held at the offices of Baker, Donelson, Bearman, Caldwell & Berkowitz, P.C. in Birmingham, Alabama on April 30, 2005, or on such other date and such other place as the parties hereto shall mutually agree (the actual date of closing being herein referred to as the "Closing Date").

SECTION 8.2 THE SELLER'S CLOSING DATE DELIVERABLES. On the Closing Date, the Seller shall deliver, or cause to be delivered, to MPT and the Company the documents listed below dated as of the Closing Date (unless otherwise expressly indicated). In the event any of the documents listed below are not delivered on or before the Closing Date, as required hereunder, MPT or the Company may at any time on or before the Closing Date, at their election, waive the delivery of the required documents; or, MPT at its election, by written notice to the Seller, may terminate this Agreement.

(a) A duly executed bill of sale and assignment transferring all assets relating to the Hospital, other than the Hospital Real Property, in form and substance satisfactory to MPT Hospital (the "Hospital Bill of Sale");

(b) A duly executed bill of sale and assignment transferring all assets relating to the MOB, other than the MOB Real Property in form and substance satisfactory to MPT Hospital (the "MOB Bill of Sale");

(c) A certified copy of the resolutions of the directors and stockholders of the Seller dated as of the date hereof and authorizing the Seller's execution, delivery and performance of this Agreement and all other documents to be executed in connection herewith;

(d) Certificates of existence and good standing of the Seller from the Secretary of State of the State of Delaware, dated the most recent practical date prior to the Closing Date;

(e) Certificates of good standing and foreign qualification of the Seller from the Secretary of the Commonwealth of the Commonwealth of Pennsylvania, dated the most recent practical date prior to the Closing Date;

(f) Tenant estoppel certificates in form and substance satisfactory to MPT;

(g) The Search Reports dated the most recent practical date prior to the Closing Date in form and substance satisfactory to MPT;

(h) The Lease, in substantially the form mutually acceptable to the parties and consistent with the terms of the Commitment Letter (or, if the Mortgage Alternative is selected, the Loan Documents and Conveyance Documents, in form and substance mutually acceptable to the parties and consistent with the terms of the Commitment Letter);

(i) Copies of any executed Tenant Leases;

(j) An unaudited balance sheet of the Seller, dated as of the closing Date and certified as true and correct by the chief financial officer of the Seller and the Principals, indicating that the tangible net worth of the Seller equals or exceeds Five Million and No/100 Dollars ($5,000,000.00) which is personally guaranteed by Tannenbaum and such other Person as shall be approved by MPT, such approval not to be unreasonably withheld or access to a working capital line of credit of no less than Five Million and No/100 Dollars ($5,000,000);

(k) The Noncompete Agreement in form and substance satisfactory to MPT;

(l) Assignment of Rents and Leases in form and substance satisfactory to MPT;

(m) Security Agreement in form and substance satisfactory to MPT;

(n) Assignment of Management Agreement in form and substance satisfactory to MPT;

(o) Subordination of Management Agreement in form and substance satisfactory to MPT;

(p) The legal opinions of the law firm of Bone McAllester Norton PLLC, as counsel for the Seller and Developer, in form and substance mutually acceptable to the parties;

(q) An agreement or certificate executed by or on behalf of the Seller and dated as of the Closing Date stating that (i) the representations and warranties of the Seller made herein are true and correct on the Closing Date with the same effect as though such representations and warranties had been made at and as of the Closing Date and that such representations will survive the Closing, and
(ii) that all of the conditions to closing as set forth in this Agreement have been satisfied;

(r) Such other instruments and documents as MPT reasonably deems necessary to effect the transactions contemplated hereby;

(s) Letters and certifications from all applicable utility companies confirming and verifying that all required utilities are or will be available to the Real Property and will be in sufficient quantities to meet the needs of the use and operation of the Hospital and MOB thereon;

(t) Feasibility studies dated the most recent practical date prior to the Closing Date, at the Seller's expense, in form and substance satisfactory to MPT;

(u) A Closing Statement in form and content acceptable to the Seller and MPT;

(v) All necessary approvals, consents, estoppel certificates and the like of third parties or Governmental Entities confirming and certifying the validity and effectiveness of the transactions contemplated hereby; and

(w) Any other affidavits, certificates, instruments, records, correspondence and other documents relating to the Real Property as MPT or the title company issuing the title policy for the Real Property may reasonably require.

SECTION 8.3 CLOSING DATE DELIVERABLES OF THE DEVELOPER. On the Closing Date, the Developer shall deliver to MPT the documents listed below dated as of the Closing Date (unless otherwise expressly indicated).

(a) A certified copy of the resolutions of the governing body of the Developer dated as of the date hereof authorizing the execution, delivery and performance of this Agreement, the Development Agreement and all other documents to be executed in connection herewith or therewith;

(b) Certificates of existence and good standing of the Developer from the Secretary of State of the State of Delaware, dated the most recent practical date prior to the Closing Date;

(c) Certificates of good standing and foreign qualification of the Developer from the Secretary of the Commonwealth of the Commonwealth of Pennsylvania, dated the most recent practical date prior to the Closing Date;

(d) The Development Agreement in the form and substance mutually acceptable to the parties;

(e) INTENTIONALLY OMITTED;

(f) Affidavits or certifications in form, substance and content acceptable to MPT confirming and verifying that as of the Closing Date there are no executed or pending contracts, agreements or offers of any kind with regard to the development and construction of the Hospital, the MOB and the Improvements; and

(g) Copies of all permits, licenses and other authorizations and copies of all applications for such permits, licenses and other authorizations, relating to the development and construction of the Hospital, the MOB and the Improvements.

(h) An agreement or certificate executed by or on behalf of the Developer and dated as of the Closing Date stating that (i) the representations and warranties of the Developer made herein are true and correct on the Closing Date with the same effect as though such representations and warranties had been made at and as of the Closing Date and that such representations will survive the Closing, and (ii) that all of the conditions to closing as set forth in this Agreement have been satisfied;

SECTION 8.4 CLOSING DATE DELIVERABLES OF MPT AND/OR THE COMPANY. On the Closing Date, MPT, as appropriate, shall deliver to the Seller and/or the Developer, as appropriate, the documents listed below dated as of the Closing Date (unless otherwise expressly indicated).

(a) A certified copy of the resolutions of the governing body of MPT dated as of the date hereof authorizing the execution, delivery and performance of this Agreement and all other documents to be executed in connection herewith;

(b) Certificates of existence and good standing of each of MPT and the Company from the Delaware Secretary of State, dated the most recent practical date prior to the Closing Date;

(c) Certificates of good standing and foreign qualification of the Company from the Secretary of the Commonwealth of the Commonwealth of Pennsylvania, dated the most recent practical date prior to the Closing Date;

(d) The Development Agreement in form and substance mutually acceptable to the parties;

(e) INTENTIONALLY OMITTED;

(f) The Lease or other documentation described in Section 8.2(h) hereof;

(g) The Noncompete Agreement;

(h) A Closing Statement in form and content acceptable to the Seller and MPT;
and

(i) An agreement or certificate executed by or on behalf of MPT and the Company and dated as of the Closing Date stating that (i) the representations and warranties of MPT and the Company made herein are true and correct on the Closing Date with the same effect as though such representations and warranties had been made at and as of the Closing Date and that such representations will survive the Closing, and (ii) that all of the conditions to closing as set forth in this Agreement have been satisfied.

SECTION 8.5 COMMITMENT FEE. The Seller shall pay to MPT a commitment fee equal to one percent (1%) of the Commitment Amount (the "Commitment Fee"). As an inducement for MPT to commit to make the Preliminary Advances, Seller has paid MPT the sum of Fifteen Thousand and No/100 Dollars ($15,000.00) (the "Preliminary Fee") contemporaneously herewith and shall pay the remaining Commitment Fee at Closing. In the event the Seller paid to MPT the Twenty Thousand and No/100 Dollars ($20,000.00) deposit (the "LOI Deposit") as required under the Commitment Letter, such LOI Deposit shall be credited against the Commitment Fee to be paid to MPT at Closing. In the event the transaction contemplated by this Agreement fails to close for any reason, the Preliminary Fee and LOI Deposit shall be considered a fee earned by MPT and MPT shall not be required to refund any portion of the Preliminary Fee or the LOI Deposit.

                                   ARTICLE IX
                                   TERMINATION

SECTION 9.1 TERMINATION PRIOR TO CLOSING. Notwithstanding anything to the contrary in this Agreement, the remaining obligations of the parties hereunder may be terminated and the transactions contemplated hereby abandoned at any time prior to Closing: (i) by mutual written consent of the Seller and MPT; (ii) by the Seller if the conditions set forth in Section 7.2 shall not have been satisfied on or before May 31, 2005; or (iii) by MPT if the conditions set forth in Section 7.1 shall not have been satisfied on or before May 31, 2005.

SECTION 9.2 NOTICE OF TERMINATION PRIOR TO CLOSING. In the event of the termination of this Agreement pursuant to Section 9.1, the party terminating this Agreement shall give prompt written notice thereof to the other party, and the transactions contemplated hereby shall be abandoned, without further action by any party. Each filing, application and other submission relating to the transactions contemplated hereby shall, to the extent practicable, be withdrawn from the person to which it was made. The confidentiality provisions set forth in this Agreement shall survive any termination of this Agreement. Notwithstanding any statement contained in this Agreement to the contrary, termination of this Agreement shall not relieve any party from liability for any breach or violation of this Agreement that arose prior to such termination.

                                   ARTICLE X
                             POST CLOSING COVENANTS

SECTION 10.1 JCAHO COMPLIANCE. The Seller shall, as of the Operational Date or as soon as reasonably practicable thereafter, apply for and obtain accreditation by the Joint Commission on Accreditation of Healthcare Organizations ("JCAHO").

SECTION 10.2 HIPAA COMPLIANCE. The Seller shall use commercially reasonable efforts to be in compliance, upon the Operational Date, with the standards for privacy of individually-identifiable health information which were promulgated pursuant to the Health Insurance Portability and Accountability Act of 1996 ("HIPAA").

SECTION 10.3 NECESSARY PERMITS. Except as set forth in Schedule 10.3, the Seller either has or has begun applying for, and will have, as of the Operational Date, obtained all Permits from all applicable federal, state and local authorities and any other regulatory agencies necessary or proper in order to operate the Hospital and the MOB and to conduct the Business.

SECTION 10.4 PARTICIPATION IN GOVERNMENT PROGRAMS. The Seller shall take all actions necessary to cause the Hospital to be in compliance with the conditions of participation for the Government Programs and to receive all approvals or qualifications necessary for capital reimbursement.

SECTION 10.5 COMPLIANCE WITH WHOLE HOSPITAL EXCEPTION. The Seller shall operate in compliance with the Stark Law whole hospital exception as set forth in 42 C.F.R. Section 411.356(c) and will not operate as a specialty hospital as defined in 42 C.F.R. Section 351. In addition, the Seller will not cease providing any services as relied upon by counsel in issuing the opinion attached hereto as Exhibit H without obtaining written approval of MPT which will not be required if 42 C.F.R Section 411.356(c)(3)(ii) has been repealed.

SECTION 10.6 POST-CLOSING ACCESS TO INFORMATION. The Seller, MPT and the Company acknowledge that, subsequent to Closing, each may need access to the Assets and to information, documents or computer data in the control or possession of the other for purposes of concluding the transactions contemplated herein and for audits, investigations, compliance with governmental requirements, regulations and requests, the prosecution or defense of third party claims. Accordingly, the Seller, MPT and the Company agree that they will make available to the other parties and their agents, independent auditors and/or governmental entities such documents and information as may be available relating to the Assets, the Hospital and the MOB and will permit the other parties to make copies of such documents and information at the requesting party's expense.

                                   ARTICLE XI
                                 INDEMNIFICATION

SECTION 11.1 INDEMNIFICATION OF MPT AND COMPANY. Subject to the limitations set forth in this Article, the Seller agrees to indemnify, defend and hold harmless MPT and the Company, their Affiliates and its respective officers, directors, members, (general and limited) partners, shareholders, employees, agents and representatives (collectively, the "MPT Indemnified Parties") from and against all Damages asserted against or incurred by the MPT Indemnified Parties or any of them arising out of or in connection with or resulting from (i) any breach of, misrepresentation associated with or failure to perform under any covenant, representation, warranty or agreement under this Agreement or the other agreements contemplated hereby on the part of the Seller, or (ii) any liability relating to the operation of the Business prior to Closing, other than the liabilities described on Schedule 2.3 hereto. Subject to the limitations set forth in this Article, the Developer agrees to indemnify, defend and hold harmless MPT Indemnified Parties from and against all Damages asserted against or incurred by the MPT Indemnified Parties or any of them arising out of or in connection with or resulting from (i) any breach of, misrepresentation associated with or failure to perform under any covenant, representation, warranty or agreement under this Agreement or the other agreements contemplated hereby on the part of the Developer, or (ii) any liability relating to the operation of the Business prior to Closing, other than the liabilities described on Schedule 2.3 hereto.

SECTION 11.2 MPT'S AGREEMENT TO INDEMNIFY. Subject to the limitations set forth in this Article, MPT hereby agrees to indemnify, defend and hold harmless the Seller, Developer, Seller's Affiliates and their respective officers, directors, members, (general and limited) partners, shareholders, employees, agents and representatives (collectively, the "Seller Indemnified Parties") from and against all Damages asserted against or incurred by the Seller Indemnified Parties or any of them arising out of or in connection with or resulting from any breach of, misrepresentation associated with or failure to perform under any covenant, representation, warranty or agreement under this Agreement or the other agreements contemplated hereby on the part of the MPT.

SECTION 11.3 NOTIFICATION AND DEFENSE OF CLAIMS.

(a) A party entitled to be indemnified pursuant to Section 11.1 or Section 11.2 (the "Indemnified Party") shall notify the party liable for such indemnification (the "Indemnifying Party") in writing of any claim or demand which the Indemnified Party has determined has given or could give rise to a right of indemnification under this Agreement, as soon as possible after the Indemnified Party becomes aware of such claim or demand; provided, that the Indemnified Party's failure to give such notice to the Indemnifying Party in a timely fashion shall not result in the loss of the Indemnified Party's rights with respect thereto except to the extent the Indemnified Party is materially prejudiced by the delay.

If the Indemnified Party shall notify the Indemnifying Party of any claim or demand pursuant to the provisions hereof, and if such claim or demand relates to a claim or demand asserted by a third party against the Indemnified Party (a "Third Party Claim"), the Indemnifying Party shall have the obligation either
(i) to pay such claim or demand, or (ii) defend any such Third Party Claim with counsel reasonably satisfactory to the Indemnified Party. After the Indemnifying Party has assumed the defense of such Third Party Claim, the Indemnifying Party shall not be liable to the Indemnified Party under this Section 11.3 for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than reasonable costs of investigation, provided that the Indemnified Party shall have the right to employ counsel, at the Indemnifying Party's expense, to represent it if (A) in the Indemnified Party's reasonable opinion the Indemnifying Party is not diligently prosecuting the defense of such Third Party Claim, (B) such Third Party Claim involves remedies other than monetary damages and such remedies, in the Indemnified Party's reasonable judgment, could have a material adverse effect on such Indemnified Party, (C) the Indemnified Party may have available to it one or more defenses or counterclaims that are inconsistent with one or more defenses or counterclaims that may be alleged by the Indemnifying Party, or
(D) the Indemnified Party believes in its reasonable discretion that a conflict of interest exists between the Indemnifying Party and the Indemnified Party with respect to such third party claim or action, and in any such event the reasonable fees and expenses of such separate counsel for the Indemnified Party shall be paid by the Indemnifying Party. The Indemnified Party shall make available to the Indemnifying Party or its agents all records and other materials in the Indemnified Party's possession reasonably required by it for its use in contesting any third party claim or demand.

(b) No Indemnified Party may settle or compromise any claim or consent to the entry of any judgment with respect to which indemnification is being sought hereunder without the prior written consent of the Indemnifying Party, unless
(i) the Indemnifying Party fails to assume and diligently prosecuting the defense of such claim pursuant to Section 11.3(a) or (ii) such settlement, compromise or consent includes an unconditional release of the Indemnifying Party from all liability arising out of such claim and does not contain any equitable order, judgment or term which includes any admission of wrongdoing or could result in any liability (including regulatory liability) of the Indemnifying Party or which would otherwise in any manner affect, restrain or interfere with the business of the Indemnifying Party or any Affiliate of the Indemnifying Party. An Indemnifying Party may not, without the prior written consent of the Indemnified Party, settle or compromise any claim or consent to the entry of any judgment with respect to which indemnification is being sought hereunder unless such settlement, compromise or consent includes an unconditional release of the Indemnified Party from all liability arising out of such claim and does not contain any equitable order, judgment or term which includes any admission of wrongdoing or could result in any liability (including regulatory liability) of the Indemnified Party or which would otherwise in any manner affect, restrain or interfere with the business of the Indemnified Party or any of the Indemnified Party's Affiliates.

SECTION 11.4 EXCLUSIVE REMEDY. FROM AND AFTER CLOSING, THE PARTIES AGREE AND ACKNOWLEDGE THAT THE INDEMNIFICATION RIGHTS PROVIDED IN THIS ARTICLE XI SHALL BE THE SOLE AND EXCLUSIVE REMEDY OF THE PARTIES TO THIS AGREEMENT FOR BREACHES OF THIS AGREEMENT AND FOR ALL DISPUTES ARISING UNDER OR RELATING TO THIS AGREEMENT AND ANY ADDITIONAL AGREEMENTS OR DOCUMENTS EXECUTED OR DELIVERED IN OR ARISING OUT OF THE TRANSACTIONS CONTEMPLATED HEREBY, EXCEPT FOR POST-CLOSING COVENANTS, CASES WHERE SPECIFIC PERFORMANCE IS AVAILABLE AS A REMEDY AND EXCEPT IN CASES OF FRAUD.

SECTION 11.5 LIMITATIONS ON CLAIMS.

(a) Notwithstanding anything in this Article XI to the contrary, no Seller Damages or MPT Damages shall be payable pursuant to this Article XI unless and until the aggregate amount of Damages asserted against such applicable Indemnifying Party under this Article XI with respect to such Claims equals or exceeds Fifty Thousand Dollars ($50,000) (the "Liability Threshold") and then only to the extent of such excess.

(b) Following full indemnification as provided for hereunder, the Indemnifying Party shall be subrogated to all rights of the Indemnified Party with respect to all Persons relating to the matter for which indemnification has been made.

(c) The representations and warranties set forth in this Agreement shall survive the Closing and shall expire twenty-four (24) months after the Effective Date. Except as provided in Section 11.4, no claim for indemnification arising out of a breach of representations and warranties in this Agreement may be brought after the applicable time provided for in this Section 11.5(c).

(d) Notwithstanding any provision of this Agreement to the contrary, in the event any claim is made by one party to this Agreement against another party to this Agreement, the Non-Prevailing Party, and only the Non-Prevailing Party, shall be responsible for paying the reasonable legal fees, costs and expenses of the other party to the claim and the term "Damages," as used herein with respect to a Non-Prevailing Party, shall be deemed not to include the legal fees and expenses of such Non-Prevailing Party.

SECTION 11.6 INSURED LOSSES. The amount of any damages for which indemnification is provided under this Article XI shall be net of any duplicative amounts recovered by the Indemnified Party under insurance policies or from unaffiliated third Persons with respect to such damages; provided, however, such Indemnified Party shall have no duty or obligation to seek recovery of any available insurance proceeds in advance of exercising its rights or remedies under this
Article XI to seek indemnification by the Indemnifying Party.

                                  ARTICLE XII
                               DISPUTE RESOLUTION

SECTION 12.1 GOVERNING LAW, JURISDICTION AND VENUE. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ALABAMA APPLICABLE TO CONTRACTS EXECUTED AND PERFORMED IN SUCH STATE, WITHOUT GIVING EFFECT TO CONFLICTS OF LAWS PRINCIPLES. EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT SITTING IN JEFFERSON COUNTY, THE CITY OF BIRMINGHAM, STATE OF ALABAMA, OVER ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO, THIS AGREEMENT. EACH OF THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT, AND IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY CLAIM THAT SUCH SUIT, ACTION OR PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. SERVICE OF ANY PROCESS, SUMMONS, NOTICE OR DOCUMENT BY REGISTERED MAIL ADDRESSED TO A PARTY AT THE ADDRESS DESIGNATED PURSUANT TO SECTION 13.2 OF THIS AGREEMENT SHALL BE EFFECTIVE SERVICE OF PROCESS AGAINST SUCH PARTY FOR ANY ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT. A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT MAY BE ENFORCED IN ANY OTHER COURT TO WHOSE JURISDICTION ANY OF THE PARTIES IS OR MAY BE SUBJECT.

                                  ARTICLE XIII
                                  MISCELLANEOUS

SECTION 13.1 ASSIGNMENT. This Agreement is not assignable by any party without the prior written consent of the other party hereto. Notwithstanding the foregoing, MPT and the Company may at any time and without the consent of the Seller assign all of their respective rights and obligations hereunder to one or more of its affiliates; provided, however, that no such assignment shall relieve or release MPT or the Company from their obligations hereunder.

SECTION 13.2 NOTICE. All notices, demands, requests and other communications or documents required or permitted to be provided under this Agreement shall duly be in writing and shall be given to the applicable party at its address set forth below or such other address as the party may later specify for that purpose by notice to the other party:

     If to any Seller Party:     Bucks County Oncoplastic Institute, LLC
                                 511 Union Street Suite 1800
                                 Nashville, Tennessee  37219
                                 Attention: Jerome S. Tannenbaum, Chief Manager

     With a copy to:             Bone McAllester Norton PLLC
                                 511 Union Street, Suite 1600
                                 Nashville, Tennessee 37219
                                 Attention: Rachel C. Nelley, Esq.

     If to the Developer:        DSI Facility Development, LLC
                                 511 Union Street, Suite 1800
                                 Nashville, Tennessee 37219
                                 Attention: Jerome S. Tannenbaum, Chief Manager

     With a copy to:             Bone McAllester Norton PLLC
                                 511 Union Street, Suite 1600
                                 Nashville, Tennessee 37219
                                 Attention: Rachel C. Nelley, Esq.

     If to MPT or the Company:   c/o Medical Properties Trust, Inc.
                                 1000 Urban Center Drive
                                 Suite 501
                                 Birmingham, AL 35242
                                 Attn: Edward K. Aldag, Jr.

     With a copy to:             Baker, Donelson, Bearman, Caldwell &
                                 Berkowitz, P.C.
                                 420 20th Street North, Suite 1600
                                 Birmingham, Alabama 35203
                                 Attention: Thomas O. Kolb, Esq.

Each notice shall, for all purposes, be deemed given and received:

     (i) if by hand, when delivered;

     (ii) if given by nationally recognized and reputable overnight delivery service, the Business Day on which the notice is actually received by the party; or

     (iii) if given by certified mail, return receipt requested, postage prepaid, the date shown on the return receipt as having been received or refused.

SECTION 13.3 SYNDICATION. Subject to applicable healthcare regulatory requirements, MPT will permit up to twenty percent (20%) of the Company to be owned by local or area physicians. MPT and the Seller will work together to decide which physicians receive an opportunity to invest in the Company. The physicians will invest on an equal basis with MPT.

SECTION 13.4 SECURITIES OFFERING AND FILINGS. Notwithstanding anything contained herein to the contrary, the Seller Parties and the Developer agree to cooperate with MPT in connection with any securities offerings and filings and, in connection therewith, the Seller Parties shall furnish MPT with such financial and other information as MPT shall request. MPT shall have the right of access, at reasonable business hours and upon advance notice, to the Real Property and all documentation and information relating to the Real Property and have the right to disclose any information regarding this Agreement, the Commitment Letter, the Seller Parties, the Developer, the Real Property and all other agreements executed in connection herewith and all other documents in connection with the transactions contemplated hereby, and such other additional information which MPT may reasonably deem necessary.

SECTION 13.5 EXPENSES. The Seller shall pay all costs and expenses incurred by the Seller, MPT and the Company in connection with the transactions contemplated hereby, including, without limitation, the cost of survey, appraisal, environmental, title and other third-party reports and all document stamps, transfer, excise, recording, gains, sales, bulk sales, use and similar conveyance Taxes and fees imposed by reason of and associated with the transactions contemplated hereby (including any other expenses incurred by MPT or its Affiliates in connection with the Real Estate Sales Contract) and by deficiency, interest or penalty asserted with respect thereto, as well as the cost of the survey, the title insurance and all title endorsements required by MPT and its lenders, and all attorneys' fees an expenses.

SECTION 13.6 CAPTIONS. The section and paragraph headings or captions appearing in this Agreement are for convenience only, are not a part of this Agreement, and are not to be considered in interpreting this Agreement.

SECTION 13.7 INTERPRETATION. In this Agreement, unless the context otherwise requires:

(a) References to this Agreement are references to this Agreement and to the Schedules and Exhibits hereto;

(b) References to Articles and Sections are references to articles and sections of this Agreement;

(c) References to any party to this Agreement shall include references to its respective successors and permitted assigns;

(d) References to a judgment shall include references to any order, writ, injunction, decree, determination or award of any court or tribunal;

(e) The terms "hereof," "herein," "hereby," and any derivative or similar words will refer to this entire Agreement including the recitals and the preamble;

(f) References to any document (including this Agreement) are references to that document as amended, consolidated, supplemented, negated or replaced by the parties from time to time;

(g) References to any law are references to that law as of the Closing Date, unless clearly indicated otherwise, and shall also refer to all rules and regulations promulgated thereunder, unless the context requires otherwise;

(h) The word "including" shall mean including, without limitation; and

(i) The word "Affiliate" shall mean, as to the entity in question, any person or entity that directly or indirectly controls, is controlled by, or is under common control with, the entity in question and any successors or assigns of such entities; and the term "control" means possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of an entity whether through ownership of voting securities, by contract or otherwise.

SECTION 13.8 ENTIRE AGREEMENT; MODIFICATION. This Agreement, including the Exhibits and Schedules hereto, and other written agreements executed and delivered at Closing by the parties hereto, constitute the entire agreement and understanding of the parties with respect to the subject matter of this Agreement. This Agreement supersedes any prior oral or written agreements between the parties with respect to the subject matter of this Agreement. It is expressly agreed that there are no verbal understandings or agreements which in any way change the terms, covenants, and conditions set forth in this Agreement, and that no modification of this Agreement and no waiver of any of its terms and conditions shall be effective unless it is made in writing and duly executed by the parties hereto.

SECTION 13.9 SCHEDULES AND EXHIBITS. All Schedules and Exhibits referred to in this Agreement and attached hereto shall be deemed a part of this Agreement and are hereby incorporated herein by reference.

SECTION 13.10 SEVERABILITY. In case any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

SECTION 13.11 CONSTRUCTION. The parties hereby agree that each has played an equal part in the negotiations and drafting of this Agreement, and in interpreting the provisions hereof, therefore, there shall be no construction or interpretation of this Agreement for or against either party based upon who drafted the same.

SECTION 13.12 FURTHER ASSURANCES. From time to time after the Closing and without further consideration, the Seller shall execute and deliver to the Company such instruments of sale, transfer, conveyance, assignment, consent or other instruments as may be reasonably requested by MPT in order to vest all right, title and interest of the Seller in and to the assets conveyed and delivered at the Closing or as otherwise required to carry out the purpose and intent of this Agreement.

SECTION 13.13 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Executed signature pages to this Agreement may be delivered by facsimile transmission and any such signature page shall be deemed an original.

SECTION 13.14 BINDING EFFECT. This Agreement shall bind and inure to the benefit of the parties hereto and their successors and assigns; provided, however, that this Agreement shall not inure to the benefit of any assignee pursuant to an assignment which violates the terms of this Agreement.

                   [Signatures appear on the following pages.]

IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have caused this Agreement to be executed by their duly authorized officers on the date first written above.

                                        MPT:

                                        MPT OPERATING PARTNERSHIP, L.P.


                                        By: /s/ Edward K. Aldag, Jr.
                                            ------------------------------------
                                        Name: Edward K. Aldag, Jr.
                                        Title: Chairman, President and CEO


                                        MPT HOSPITAL:

                                        MPT OF BUCKS COUNTY HOSPITAL, L.P.

                                        BY: MPT OF BUCKS COUNTY HOSPITAL, LLC
                                        ITS: GENERAL PARTNER

                                        BY: MPT OPERATING PARTNERSHIP, L.P.C
                                        ITS: ITS SOLE MEMBER


                                        By: /s/ Edward K. Aldag, Jr.
                                            ------------------------------------
                                        Name: Edward K. Aldag, Jr.
                                        Title: Chairman, President and CEO

                                        SELLER:

                                        BUCKS COUNTY ONCOPLASTIC INSTITUTE, LLC


                                        By: /s/ Jerome S. Tannenbaum, M.D
                                            ------------------------------------
                                        Name: Jerome S. Tannenbaum, M.D.
                                        Its: Chief Manager


                                        PRINCIPALS:


                                        /s/ Jerome S. Tannenbaum, M.D
                                        ----------------------------------------
                                        Jerome S. Tannenbaum, M.D.


                                        /s/ M. Stephen Hrrison
                                        ----------------------------------------
                                        M. Stephen Harrison


                                        DEVELOPER:

                                        DSI FACILITY DEVELOPMENT LLC,
                                        A DELAWARE LIMITED LIABILITY COMPANY


                                        By: /s/ Jerome S. Tannenbaum, M.D
                                            ------------------------------------
                                        Name: Jerome S. Tannenbaum, M.D.
                                        Title: Chief Manager

                                    EXHIBIT A

Bucks County Hospital/MOB site, Proposed Lot 'A'                    2 March 2005
Portion of Tax Map Parcel 2-35-1

All the certain tract of land situate on the Westerly side of Tillman Drive, Bensalem Township, Bucks County, Penna. as shown on a Record Plan (not yet recorded), 'Bucks County Hospital/MOB DSI Corporation, Proj. No. 04001, Glenview Corporate Center' prepared by Taylor Wiseman & Taylor dated Feb 11, 2005.

Beginning at a common corner of Bucks County Hospital/MOB and the 'ITT' property (tax parcel 2-35-1-8) on the Westerly legal right-of-way of Tillman Drive, 60' wide.

     1) Thence along the ITT property South 16 degrees 03'24" West 80.60' to a concrete monument found

     2) Thence still along the ITT property South 09 degrees 39'43" West 403.74' to a point

     3) Thence still along the ITT property South 80 degrees 20'17" East 171.88' to a point

     4) Thence still along the IT property South 44 degrees 27'04" East 80.00' to a corner in line of the boundary of Glenview Corporate Center and along various adjoining property owners

     5) Thence along the boundary of Glenview Corporate Center South 45 degrees 32'56" West 344.95' to a point

     6) Thence still along the boundary of Glenview Corporate Center South 30 degrees 16'44" West 676.09' to a point, a corner of remaining lands of tax parcel 2-35-1, of which this was a part

     7) Thence along tax parcel 2-35-1 North 59 degrees 43'16" West 26.82' to a point

     8) Thence still along parcel 2-35-1 North 04 degrees 53'26" East 99.20' to a point

     9) Thence still along parcel 2-35-1 North 28 degrees 05'21" East 36.24' to a point

     10) Thence still along parcel 2-35-1 North 01 degrees 18'13" West 19.91' to a point

     11) Thence still along parcel 2-35-1 North 23 degrees 51'58" East 501.50' to a point

     12) Thence still along parcel 2-35-1 North 80 degrees 05'18" West 217.44' to a point

     13) Thence still along parcel 2-35-1 North 01 degrees 18'13" West 182.67' to a point

     14) Thence still along parcel 2-35-1 North 12 degrees 22'52" West 136.82' to a point

     15) Thence still along parcel 2-35-1 South 62 degrees 45'33" West 47.59' to a point

     16) Thence still along parcel 2-35-1 North 05 degrees 32'12" West 140.76' to a point

     17) Thence still along parcel 2-35-1 North 13 degrees 45'44" West 377.69' to a point

     18) Thence still along parcel 2-35-1 North 32 degrees 14'28" East 550.47' to a point

     19) Thence still along parcel 2-35-1 South 73 degrees 10'35" East 250.00' to a point on the Westerly side of Tillman Drive

     20) Thence along the Westerly side of Tillman Drive South 16 degrees 47'24" West 182.15' to a point of curvature

     21) Thence still along Tillman Drive and a curve to the left having a radius of 235.00' the arc distance of 372.15' to the point of beginning

                             Containing 15.000 Acres

                                    EXHIBIT B

Bucks County Hospital/MOB site, Proposed Lot 'A'                    2 March 2005
Portion of Tax Map Parcel 2-35-1

All the certain tract of land situate on the Westerly side of Tillman Drive, Bensalem Township, Bucks County, Penna. as shown on a Record Plan (not yet recorded), 'Bucks County Hospital/MOB DSI Corporation, Proj. No. 04001, Glenview Corporate Center' prepared by Taylor Wiseman & Taylor dated Feb 11, 2005.

Beginning at a common corner of Bucks County Hospital/MOB and the 'ITT' property (tax parcel 2-35-1-8) on the Westerly legal right-of-way of Tillman Drive, 60' wide.

     22) Thence along the ITT property South 16 degrees 03'24" West 80.60' to a concrete monument found

     23) Thence still along the ITT property South 09 degrees 39'43" West 403.74' to a point

     24) Thence still along the ITT property South 80 degrees 20'17" East 171.88' to a point

     25) Thence still along the IT property South 44 degrees 27'04" East 80.00' to a corner in line of the boundary of Glenview Corporate Center and along various adjoining property owners

     26) Thence along the boundary of Glenview Corporate Center South 45 degrees 32'56" West 344.95' to a point

     27) Thence still along the boundary of Glenview Corporate Center South 30 degrees 16'44" West 676.09' to a point, a corner of remaining lands of tax parcel 2-35-1, of which this was a part

     28) Thence along tax parcel 2-35-1 North 59 degrees 43'16" West 26.82' to a point

     29) Thence still along parcel 2-35-1 North 04 degrees 53'26" East 99.20' to a point

     30) Thence still along parcel 2-35-1 North 28 degrees 05'21" East 36.24' to a point

     31) Thence still along parcel 2-35-1 North 01 degrees 18'13" West 19.91' to a point

     32) Thence still along parcel 2-35-1 North 23 degrees 51'58" East 501.50' to a point

     33) Thence still along parcel 2-35-1 North 80 degrees 05'18" West 217.44' to a point

     34) Thence still along parcel 2-35-1 North 01 degrees 18'13" West 182.67' to a point

     35) Thence still along parcel 2-35-1 North 12 degrees 22'52" West 136.82' to a point

     36) Thence still along parcel 2-35-1 South 62 degrees 45'33" West 47.59' to a point

     37) Thence still along parcel 2-35-1 North 05 degrees 32'12" West 140.76' to a point

     38) Thence still along parcel 2-35-1 North 13 degrees 45'44" West 377.69' to a point

     39) Thence still along parcel 2-35-1 North 32 degrees 14'28" East 550.47' to a point

     40) Thence still along parcel 2-35-1 South 73 degrees 10'35" East 250.00' to a point on the Westerly side of Tillman Drive

     41) Thence along the Westerly side of Tillman Drive South 16 degrees 47'24" West 182.15' to a point of curvature

     42) Thence still along Tillman Drive and a curve to the left having a radius of 235.00' the arc distance of 372.15' to the point of beginning

                             Containing 15.000 Acres

                                    EXHIBIT C

                           Ancillary Hospital Assets.

None.

                                   EXHIBIT D

                              Ancillary MOB Assets.

None.


                                       D-1